SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                        1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X]        Preliminary Proxy Statement
[  ]       Confidential,  for Use of the Commission  Only (as permitted by
           Rule 14a-6(e)(2))
[  ]       Definitive Proxy Statement
[  ]       Definitive Additional Materials
[  ]       Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                                CBES BANCORP, INC.
               (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[  ]  No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   1) Title of each class of securities to which transaction applies:
      CBES Bancorp, Inc. common stock, par value $.01 per share
   2) Aggregate number of securities to which transaction applies:
      875,805 shares of common stock (plus outstanding options to acquire 19,300 shares of common stock).
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
      0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      $17.50 per share of CBES Bancorp, Inc. common stock, and $17.50, less the exercise price, for underlying options to purchase CBES Bancorp, Inc. common stock
   4) Proposed maximum aggregate value of transaction:
      $15,415,947
   5) Total fee paid:
      $3,083
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      __________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
      __________________________________________________________________________
      3) Filing Party:
      __________________________________________________________________________
      4) Date Filed:
      __________________________________________________________________________

                              CBES BANCORP, INC.
                           1001 N. Jesse James Road
                       Excelsior Springs, Missouri 64024
                                                          _______________, 2002

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of CBES Bancorp, Inc. ("CBES"), to be held at the primary location of Community Bank of Excelsior Springs, a Savings Bank, located at 1001 North Jesse James Road, Excelsior Springs, Missouri, on ____________________, 2002, commencing at 9:00 a.m., local time.

      At this important meeting, stockholders will be asked to consider and vote upon a proposal to approve a merger agreement under which, among other things, CBES would enter into a merger resulting in it becoming a wholly-owned subsidiary of NASB Financial, Inc. ("NASB"). If this merger is completed, you will receive a cash payment of $17.50 for each share of CBES common stock that you own, subject to adjustment in certain circumstances (unless you are a dissenting stockholder who properly demands and perfects your appraisal rights). On September 5, 2002, the day prior to the date we announced the merger, the closing price of CBES common stock on the NASDAQ was $13.50 per share. During the 52-week period immediately preceding that date, CBES common stock traded within a range having a low price of $12.00 per share and a high price of $15.00 per share.

      If the merger becomes effective, you will no longer own any common stock or have any ownership interest in CBES, nor will you receive as a result of the merger any capital stock of NASB or its subsidiaries. In the merger, the exchange of your shares of CBES common stock for cash generally will cause you to recognize income for federal income tax purposes and, possibly, state and local tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

      Your board of directors has carefully reviewed and considered the terms and conditions of the proposed merger and has received an opinion of its financial advisor, Hovde Financial LLC ("Hovde"), that the consideration to be received by CBES stockholders in the merger is fair from a financial point of view. THE BOARD OF DIRECTORS OF CBES HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF CBES AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS APPROVE AND ADOPT SUCH AGREEMENT.

      At the special meeting, you will be asked to approve and adopt the merger agreement. A majority of the outstanding shares of common stock entitled to vote thereon must vote for the approval and adoption of the merger agreement for the merger agreement to be approved by stockholders. If the merger agreement is so approved, and all other conditions described in the merger agreement have been satisfied or waived, the merger is expected to become effective in the fourth quarter of 2002.

      This proxy statement provides you with detailed information about the proposed merger and provides the complete merger agreement as Appendix A. A copy of the opinion of Hovde, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Hovde, is provided as Appendix B. Please read the enclosed materials carefully.

      Your board of directors joins with me in inviting you to attend the meeting. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and choose to vote in person. If the merger is consummated, you will receive instructions for surrendering your common stock certificates and a letter of transmittal to be used for this purpose. You should not submit your stock certificates until then.

Sincerely,



Paul L. Thomas
Chief Executive Officer

                              CBES BANCORP, INC.
                          1001 North Jesse James Road
                       Excelsior Springs, Missouri 64024
                                (816) 630-6711

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON ___________________, 2002

      A special meeting of stockholders of CBES Bancorp, Inc. ("CBES") will be held at the primary location of Community Bank of Excelsior Springs, a Savings Bank, located at 1001 North Jesse James Road, Excelsior Springs, Missouri, at 9:00 a.m., local time, on _________________, 2002, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 5, 2002, by and among NASB Financial, Inc., NASB Acquisition Subsidiary, Inc. ("Acquisition Sub") and CBES, pursuant to which Acquisition Sub will merge with and into CBES and each of the outstanding shares of CBES common stock (other than shares held by CBES as treasury stock and shares held by dissenting stockholders who have properly demanded and perfected their appraisal rights) will be converted into the right to receive $17.50 in cash, subject to adjustment in certain circumstances, as more fully described in the accompanying proxy statement.

           The above matter is more fully described in the accompanying proxy statement, to which a copy of the Agreement and Plan of Merger is attached as Appendix A.

      2. To transact such other business as properly may come before the meeting and any adjournment thereof.

      You are entitled to notice of and to vote at the meeting if you owned CBES common stock at the close of business on the _________________, 2002 record date.

      Stockholders of CBES who dissent from the proposed merger and otherwise comply with the requirements of the General Corporation Law of the State of Delaware have the right to seek appraisal of their shares. See "Dissenters' Appraisal Rights" in the proxy statement for a description of the procedures required to be followed to seek appraisal.

                               By Order of the Board of Directors


                               Paul L. Thomas
                               Chairman
Excelsior Springs, Missouri
_____________, 2002

________________________________________________________________________________
YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO
BE PRESENT AT THE MEETING. SENDING IN YOUR PROXY NOW WILL NOT INTERFERE WITH YOUR RIGHTS TO ATTEND THE MEETING OR TO VOTE YOUR SHARES PERSONALLY AT THE MEETING IF YOU WISH TO DO SO.
________________________________________________________________________________

                               CBES BANCORP, INC.

                          Principal Executive Offices:

                           1001 North Jesse James Road
                        Excelsior Springs, Missouri 64024
                                 (816) 630-6711
                    _________________________________________

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ____________, 2002

                    _________________________________________

                                 PROXY STATEMENT

                    _________________________________________

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER...................1


SUMMARY...........................................................4

  THE COMPANIES...................................................4
  THE MEETING.....................................................4
  THE MERGER......................................................5
  THE MERGER AGREEMENT............................................8

INTRODUCTION.....................................................10

  MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING................10
  VOTING RIGHTS..................................................12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...12


BACKGROUND OF THE MERGER.........................................14


MARKET PRICE AND DIVIDEND DATA FOR CBES COMMON STOCK.............16


THE MERGER AGREEMENT.............................................17

  GENERAL........................................................17
  RECOMMENDATION OF THE BOARD OF DIRECTORS.......................17
  REASONS FOR THE MERGER.........................................17
  OPINION OF CBES'S FINANCIAL ADVISOR............................18
  WHEN THE MERGER WILL BE COMPLETED..............................23
  PAYMENT FOR CBES SHARES........................................23
  SURRENDER OF STOCK CERTIFICATES................................24
  REPRESENTATIONS AND WARRANTIES IN THE MERGER AGREEMENT.........24
  CONDITIONS TO THE MERGER.......................................25
  CONDUCT OF BUSINESS PENDING THE MERGER.........................25
  COVENANTS OF THE PARTIES.......................................28
    Agreement Not to Solicit Other Offers........................28
    Employee Matters.............................................28
    Indemnification of Directors and Officers....................29
    Certain Other Covenants......................................29
  TERMINATION OF THE MERGER AGREEMENT............................29
  EXPENSES AND TERMINATION FEE...................................30
  CHANGES IN TERMS OF THE MERGER AGREEMENT.......................31
  REGULATORY APPROVALS...........................................31
  ACCOUNTING TREATMENT...........................................31
  FEDERAL INCOME TAX CONSEQUENCES................................31

INTERESTS OF CERTAIN PERSONS IN THE MERGER.......................32

  STOCK OWNERSHIP................................................32
  STOCK OPTION PLAN..............................................32
  DIRECTOR EMERITUS AGREEMENTS...................................33
  SALARY CONTINUATION AGREEMENTS.................................34
  CHANGE OF CONTROL AGREEMENTS...................................34
  SEVERANCE PLAN.................................................34
  OFFICER RETENTION BONUS AGREEMENTS.............................35
  INDEMNIFICATION OF DIRECTORS AND OFFICERS......................35

DISSENTERS' APPRAISAL RIGHTS.....................................35

STOCKHOLDER PROPOSALS............................................38


WHERE YOU CAN FIND MORE INFORMATION..............................38


APPENDIX A--AGREEMENT AND PLAN OF MERGER.........................A-1

APPENDIX B--OPINION OF HOVDE FINANCIAL LLC.......................B-1

APPENDIX C--SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW..C-1

APPENDIX D--PROXY................................................D-1

APPENDIX E--LETTER TO ESOP PARTICIPANTS..........................E-1

                QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER

Q:    WHY IS CBES PROPOSING TO MERGE?

A: Your board of directors believes that the proposed merger would allow stockholders of CBES to realize greater value for their shares of common stock than they could obtain if CBES followed its existing business plan, or pursued other alternative strategies to maximize stockholder value. CBES and NASB share a commitment to community banking, which emphasizes responsiveness to local markets and the delivery of personalized services. We believe that the proposed merger will provide customers and the local communities served by CBES and NASB access to a wider variety of quality products and services while continuing to receive the high level of personal service they have come to expect.

Q:    WHEN AND WHERE IS THE MEETING?

A: The meeting is to be held at primary location of Community Bank of Excelsior Springs, a Savings Bank, located at 1001 North Jesse James Road, Excelsior Springs, Missouri on _________________, 2002, commencing at 9:00 a.m. local time.

Q:    WHAT WILL I RECEIVE FOR MY SHARES OF CBES COMMON STOCK?

A: You will receive $17.50 in cash for each share of CBES common stock that you own at the time of the merger, which amount could be subject to adjustment as explained below. See the discussion under the caption "Payment For CBES Shares" beginning at page ____ for more information.

Q:    IS THE AMOUNT OF CASH TO BE RECEIVED FOR EACH SHARE OF COMMON STOCK FAIR?

A: Hovde Financial LLC, the Financial Advisor to CBES in the merger, has delivered a written opinion to CBES's board of directors that the merger consideration to be paid to CBES stockholders is fair from a financial point of view. See the discussion under the caption "Opinion of CBES's Financial Advisor" beginning at page ____ for more information.

Q:    CAN THE AMOUNT OF CASH THAT CBES STOCKHOLDERS RECEIVE IN THE MERGER
      CHANGE ?

A: The per share cash consideration to be received by CBES stockholders in the merger will be subject to adjustment if the adjusted stockholders' equity of CBES as of the close of business on the last business day immediately prior to the effective time of the merger is less than $13,900,000, but equal to or greater than $13,500,000, in which event the per share cash consideration will be reduced to $17.05 per share. Moreover, if the adjusted stockholders' equity of CBES is less than $13,500,000, NASB may elect to terminate the merger agreement or to consummate the merger at $17.05 per share. See the discussion under the caption "Payment for CBES Shares" beginning at page ____ for more information.

Q:    WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO CBES STOCKHOLDERS?

A: For United States federal income tax purposes, and perhaps for state and local tax purposes, your exchange of shares of common stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in the shares of common stock. See the discussion under the caption "Federal Income Tax Consequences" beginning at page _____ for more information.

      The tax consequences of the merger to you will depend on your own situation. You should consult with your tax advisors for a full understanding of the tax consequences of the merger to you.

Q: WHAT CAN I DO IF I AM NOT SATISFIED WITH THE PAYMENT I AM TO RECEIVE FOR MY SHARES ?

A: Under Delaware law, if you are not satisfied with the amount you are to receive in the merger, you are legally entitled to have the value of your shares judicially determined and to receive payment based on that valuation. To exercise your dissenters' appraisal rights, you must deliver a written objection to the merger to CBES at or before the meeting and must not vote in favor of the merger. Objections to the merger should be addressed to CBES at 1001 North Jesse James Road, Excelsior Springs, Missouri 64024, Attention: Corporate Secretary. If you do not follow exactly the procedures specified under Delaware law, you will lose your dissenters' appraisal rights. A copy of the dissenters' appraisal rights provisions of Delaware law is provided as Appendix C to this proxy statement. See the discussion under the caption "Dissenters' Appraisal Rights" beginning at page ____ for more information.

Q.    WILL CBES BE ABLE TO PAY DIVIDENDS BEFORE THE COMPLETION OF THE MERGER?

A. No. Under the merger agreement, CBES is not permitted to pay normal quarterly cash dividends during the period from the September 5, 2002 date of the merger agreement until the date that the merger becomes effective.

Q.    HOW WILL MANAGEMENT BENEFIT FROM THE MERGER?

A. Officers and directors of CBES who have stock options and restricted stock awards under CBES's benefit plans will receive payments for their awards based upon the merger price per share. Any unvested stock options automatically will be deemed to be vested and exercisable at the effective time of the merger. Under Community Bank's severance plan and agreements, all full-time salaried and full-time hourly employees of Community Bank will be entitled to the payment of severance benefits if such persons are terminated without cause within a specified period before and after the effective time of the merger or such persons voluntarily leave during that period due to certain changes in their employment conditions or compensation. In addition, Paul L. Thomas, the Chairman of the Board and CEO of CBES, and certain key officers, have entered into agreements with Community Bank wherein they shall receive a bonus if they choose to continue their employment with Community Bank through the effective time of the merger. Community Bank has entered into salary continuation agreements with Dennis D. Hartman, the President of Community Bank, Margaret E. Teegarden, the Savings Department Manager of Community Bank and James V. Alderson, Loan Officer of Community Bank, that entitles each individual to a lump sum payment equal to the amount of benefits accrued if any such person is terminated or resigns within 12 months of the effective time of a change in control. Community Bank has also entered into change of control agreements with Mr. Hartman and Ms. Teegarden which provide for a lump sum payment if, within 12 months of the effective time of a change in control, either is terminated without cause or resigns due to a material change in his or her duties, compensation or certain other aspects of
      his or her employment arrangement.   Finally, NASB has agreed to
      indemnify the officers and directors of CBES and Community Bank for a period of six years from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the merger and to pay up to $50,000 of the premium required to extend the director and officer insurance coverage beyond the closing date of the merger. See the discussion under the caption "Interests of Certain Persons in the Merger" beginning at page ___ for more information.

Q.    WHAT DO I NEED TO DO NOW?

A. After you have carefully read this proxy statement, indicate on your proxy card how you want your shares of common stock to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the meeting.

Q.    WHAT IF I DON'T VOTE OR ABSTAIN FROM VOTING?

A. If you do not return your proxy card or vote in person at the meeting, your failure to vote or abstention from voting will have the effect of a vote against the merger. The merger agreement must be approved by a majority of the outstanding shares of common stock entitled to vote at the meeting. See the discussion under the caption "Voting Rights - Required Vote" on page ____ for more information.

Q. IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A. No. Your broker will not be able to vote your shares of common stock without instructions from you. You should instruct your broker how you wish to vote your shares, following the directions your broker provides.

Q     WHAT IF I FAIL TO INSTRUCT MY BROKER?

A. If you fail to instruct your broker to vote your shares held in street name, your broker's inability to vote your shares will be the equivalent of voting against the merger.

Q. AFTER SENDING IN MY PROXY, CAN I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

A. Yes. All stockholders are invited to attend the meeting. If you are a stockholder of record you are entitled to revoke your proxy and vote in person at the meeting if you wish to do so. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote at the meeting.

Q.    CAN I CHANGE MY VOTE AFTER SENDING IN MY PROXY?

A. Yes. If you have not voted through your broker, there are three ways you can change your vote after you have sent in your proxy card.

      * First, you may send a written notice to the Corporate Secretary of CBES before your common stock has been voted at the meeting stating that you are revoking your proxy.

      * Second, you may complete a new proxy card and provide it to the Corporate Secretary of CBES before your common stock has been voted at the special meeting. Any earlier proxy will be revoked automatically.

      * Third, you may attend the meeting, revoke your proxy at the meeting and vote in person. Simply attending the meeting without voting will not revoke your proxy. If you have instructed your broker to vote your shares, you must follow the directions of your broker to change your vote.

Q.    SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A. No. You should not send in your common stock certificates at this time. Instructions for exchanging common stock certificates will be sent to you after the merger has been completed.

Q:    WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: CBES hopes to complete the merger in the fourth quarter of 2002. The merger cannot occur unless CBES stockholders approve the merger by a majority of the outstanding shares of common stock and all federal regulatory approvals are received. See the discussion under the caption "Conditions to the Merger" beginning at page _____ for more information.

Q:    WHO CAN HELP ANSWER MY QUESTIONS?

A:    If you have more questions about the merger, you should contact:

           Attention: Paul L. Thomas, CEO, or Dennis D. Hartman,  President
           Telephone: (816) 630-6711
           CBES Bancorp, Inc.
           1001 North Jesse James Road
           Excelsior Springs, Missouri 64024

                                    SUMMARY

      This summary highlights key aspects concerning the merger information in this proxy statement. It does not contain all of the information that may be important to you. To fully understand the merger, we urge you to carefully read the entire proxy statement and the other documents we have referred you to, including the merger agreement attached to the proxy statement as Appendix A. We encourage you to read the merger agreement because it is the legal document that governs the merger.

THE COMPANIES

NASB Financial, Inc.                    NASB, a Missouri corporation, is
12498 South 71 Highway                  headquartered in Grandview, Missouri and
Grandview, Missouri  64030              is the parent of North American Savings
Attention: Keith B. Cox, President      Bank, F.S.B. At June 30, 2002 NASB had
(816) 765-2200                          consolidated assets of $932 million and
                                        stockholders' equity of $104 million.

NASB Acquisition Subsidiary, Inc.       Acquisition Sub, a Missouri corporation,
12498 South 71 Highway                  was formed by NASB to consummate the
Grandview, Missouri  64030              transactions contemplated in the merger
Attention:  Keith B. Cox, President     agreement.
(816) 765-2200

CBES Bancorp, Inc.                      CBES, a Delaware corporation, is
1001 North Jesse James Road             headquartered in Excelsior Springs,
Excelsior Springs, Missouri 64024       Missouri and is the parent of Community
Attention: Paul L. Thomas, CEO          Bank of Excelsior Springs, a Savings
(816) 630-6711                          Bank. CBES was organized in 1996 by
                                        Community Bank for the purpose of
                                        acquiring all of the outstanding
                                        common stock of Community Bank in
                                        connection with the conversion of
                                        Community Bank from mutual to
                                        stock form, which was completed on
                                        September 27, 1996. At June 30,
                                        2002, CBES had consolidated assets
                                        of $113 million and stockholders'
                                        equity of $14 million.

THE MEETING

Place, Date and Time (page ___)         The meeting will be held on
                                        ______________, 2002, at the primary
                                        location of Community Bank located at
                                        1001 North Jesse James Road, Excelsior
                                        Springs, Missouri, commencing at 9:00
                                        a.m., local time.

Purpose of the Meeting (page ___)       At the meeting, you will be asked to:

                                        o   approve and adopt the merger
                                            agreement with NASB; and

                                        o   transact any other business that may
                                            properly come before the meeting.

Who Can Vote At the Meeting             You can vote at the meeting of
(page ___)                              stockholders if you owned CBES common
                                        stock at the close of business on
                                        ______________, 2002.  You will be able
                                        to cast one vote for each share of CBES
                                        common stock you owned at that time. As of ______________, 2002, there were
                                        875,805 shares of common stock
                                        outstanding.

What Vote is Required for Approval      The merger agreement will be approved
of the Merger Agreement (page ___)      and adopted if the holders of at least a
                                        majority of the outstanding shares
                                        of CBES common stock vote for it.
                                        You can vote your shares by
                                        completing and mailing the
                                        enclosed proxy card or by
                                        attending the meeting and voting
                                        in person. Your failure to vote,
                                        either by not returning the
                                        enclosed proxy or by checking the
                                        "abstain" box, will have the same
                                        effect as a vote against the
                                        merger agreement.


THE MERGER

Overview of the Transaction             We propose a merger in which Acquisition
(page ___)                              Sub will merge with and into CBES.  As a
                                        result of this transaction, Acquisition
                                        Sub will cease to exist and CBES will
                                        become a wholly-owned subsidiary of
                                        NASB.

What You Will Receive for Your          As a CBES stockholder at the effective
Shares of Common Stock (page ___)       time of the merger, each of your shares
                                        of CBES common stock will
                                        automatically be converted into
                                        the right to receive $17.50 in
                                        cash, subject to adjustment under
                                        certain circumstances. After the
                                        merger is effective, you will have
                                        to surrender your CBES stock
                                        certificates to receive this cash
                                        payment. NASB, or its exchange
                                        agent, will send you written
                                        instructions for surrendering your
                                        certificates after the merger. Do
                                        not send your stock certificates
                                        at this time.
                                        CBES common stock is quoted on the
                                        NASDAQ National Market SM under
                                        the symbol "CBES". On September 5,
                                        2002, which is the day the last
                                        trade occurred before we announced
                                        the merger, CBES common stock
                                        closed at $13.50 per share.

Taxable Transaction For CBES            For federal income tax, and possibly
Stockholders (page ___)                 state and local tax, purposes, your
                                        exchange of shares of common stock
                                        for cash generally will cause you
                                        to recognize a gain or loss
                                        measured by the difference between
                                        the cash you receive in the merger
                                        and your tax basis in the shares
                                        of common stock. The tax
                                        consequences of the merger to you
                                        will depend on your own situation.
                                        You should consult with your tax
                                        advisors for a full understanding
                                        of the tax consequences of the
                                        merger to you.

Our Financial Advisor Believes          Hovde Financial LLC has delivered a
the Merger Consideration is Fair        written opinion to the CBES board of
to Our Stockholders (page ___)          directors that the merger consideration
                                        is fair to CBES stockholders from
                                        a financial point of view. We have
                                        provided a summary of Hovde's
                                        opinion on pages ___ through ___
                                        and have attached the opinion
                                        letter as Appendix B to the proxy
                                        statement. You should read Hovde's
                                        opinion completely, along with the
                                        summary of the opinion set forth
                                        in the proxy statement, to
                                        understand the assumptions made,
                                        procedures followed, matters
                                        considered and limitations on the
                                        review undertaken by Hovde in
                                        providing its opinion.

Recommendation to Stockholders          The CBES board of directors believes
(page ___)                              that the merger is in your best
                                        interests and recommends that you
                                        vote "FOR" the adoption of the
                                        merger agreement.
                                        For a discussion of the
                                        circumstances leading up to the
                                        merger and the factors considered
                                        by CBES's board of directors in
                                        approving the merger agreement,
                                        please see the discussion under
                                        the caption "Background of the
                                        Merger" beginning on page ___.

You Have Dissenter's Rights of          CBES stockholders have dissenters'
Appraisal in the Merger (page ___)      rights of appraisal under Delaware law.
                                        This means that if you are not
                                        satisfied with the amount you are
                                        to receive in the merger, you are
                                        entitled to have the value of your
                                        shares independently determined by
                                        the Delaware Court of Chancery and
                                        to receive payment based on that
                                        valuation. If you want to exercise
                                        your dissenter's rights, you must
                                        carefully follow the procedures
                                        described at pages ___ through ___
                                        of this proxy statement and
                                        Appendix C.

Interests of Directors and              Some of our directors and officers
Officers in the have Merger that        interests in the merger that are
May Differ From Yours (page ___)        different from, or are in addition
                                        to, their interests as stockholders
                                        of CBES. Our board of directors knew
                                        about these interests and considered
                                        them when they approved the merger.
                                        These include:

                                        o   the cancellation and conversion of
                                            all outstanding options to purchase
                                            CBES common  stock, whether or not
                                            vested or exercisable, into the
                                            right to receive cash equal to the
                                            value of the per share merger
                                            consideration minus the exercise
                                            price for each option;

                                        o   the payment of lump sum severance
                                            benefits under (i) the Community
                                            Bank Severance Plan and (or) (ii)
                                            separate agreements between
                                            Community Bank, Dennis Hartman and
                                            Margaret Teegarden, if either of
                                            them is terminated without cause
                                            within a specified period after the
                                            effective time of the merger or
                                            voluntarily leaves during that
                                            period due to certain changes in
                                            employment conditions or
                                            compensation;

                                        o   the acceleration of retirement
                                            payments under Community Bank's
                                            director emeritus agreements;

                                        o   the acceleration of payments under
                                            Community Bank's salary continuation
                                            agreements with Dennis D. Hartman,
                                            President, Margaret E. Teegarden,
                                            Savings Department Manager and James
                                            V. Alderson, Loan Officer;

                                        o   the payment of bonuses to Paul
                                            L. Thomas, CEO, and Ron Hill,
                                            CFO, and to certain key
                                            officers who voluntarily
                                            continue their employment with
                                            Community Bank through the
                                            effective time of the merger;
                                            and

                                        o   provisions in the merger
                                            agreement relating to
                                            indemnification of directors
                                            and officers of CBES for
                                            events occurring at or before
                                            the merger.

Regulatory Approvals Needed to         We cannot complete the merger unless
Complete the Merger (page ___).        it is approved by the Office of Thrift
                                       Supervision. [All of the required
                                       applications or waiver requests
                                       have been filed with this
                                       regulatory authority.] As of the
                                       date of this proxy statement, the
                                       required OTS approval has not been
                                       obtained. While we do not know of
                                       any reason why we or NASB will not
                                       be able to obtain the necessary
                                       OTS approval in a timely manner,
                                       we cannot be certain when or if it
                                       will be obtained.

THE MERGER AGREEMENT

Conditions to Completing the           The completion of the merger depends on
Merger (page___)                       a number of conditions being met. In
                                       addition to the parties complying with
                                       the merger agreement, these conditions
                                       include:


                                       o   approval of the merger agreement by
                                           CBES stockholders;

                                       o   approval of the merger by regulatory
                                           authorities;

                                       o   the absence of any order,
                                           decree, ruling, injunction or
                                           legal restraint blocking the
                                           merger or of government
                                           proceedings trying to block
                                           the merger; and

                                       o   the absence of any law or regulation
                                           that makes the merger illegal.

                                       Where the law permits, CBES or
                                       NASB could decide to complete the
                                       merger even though one or more of
                                       these conditions has not been met.
                                       We cannot be certain when or if
                                       the conditions to the merger will
                                       be satisfied or waived, or that
                                       the merger will be completed.

Terminating the Merger Agreement       We and NASB can agree at any time not to
(page ___)                             complete the merger, even if the
                                       stockholders of CBES have approved it.
                                       Also, CBES or NASB can decide, without
                                       the consent of the other, to terminate
                                       the merger agreement if:

                                       o   the stockholders of CBES do not
                                           approve the merger agreement;

                                       o   a required regulatory approval is
                                           denied or a governmental authority
                                           blocks the merger;

                                       o   we do not complete the merger by
                                           January 31, 2003; or

                                       o   the other party makes a
                                           misrepresentation, breaches a
                                           warranty or fails to fulfill a
                                           covenant that would have a
                                           material adverse effect on the
                                           party seeking to terminate the
                                           merger agreement.

                                       CBES may terminate the merger
                                       agreement if our board of
                                       directors determines that it must
                                       accept a superior offer from a
                                       third party in the exercise of its
                                       fiduciary duties. NASB may elect
                                       to terminate the merger agreement
                                       if the adjusted stockholders'
                                       equity of CBES, at the close of
                                       business on the last business day
                                       prior to the effective time of the
                                       merger is less
                                       than $13,500,000, or to consummate
                                       the merger at $17.05 per share. In
                                       addition, NASB may terminate the
                                       merger agreement if a Phase I and
                                       Phase II environmental assessment
                                       of the property on which Community
                                       Bank's primary banking facility is
                                       located in Excelsior Springs,
                                       Missouri results in a
                                       determination that environmental
                                       clean-up costs on such property
                                       would exceed $500,000.

Termination Fees (page ___)            If CBES terminates the merger agreement
                                       in order to accept a superior offer and, within six months, CBES or Community
                                       Bank enters into a definitive
                                       acquisition agreement with a third
                                       party, then CBES will be required to pay to NASB a termination fee of $250,000.

We May Amend the Terms of the Merger   We can agree with NASB to amend the
(page___)                              merger agreement. However, after CBES
                                       stockholders approve the merger
                                       agreement, no amendment may be
                                       made that would violate applicable
                                       law or would reduce or change the
                                       consideration to be received by
                                       the stockholders in the merger.

                                  INTRODUCTION

      This proxy statement is furnished to the stockholders of CBES Bancorp, Inc., a Delaware corporation ("CBES"), in connection with the solicitation of proxies by the board of directors of CBES (the "board") for use at the special meeting of stockholders of CBES to be held on _____________, 2002, commencing at 9:00 a.m., local time, at the primary location of Community Bank of Excelsior Springs, a Savings Bank, located at 1001 North Jesse James Road, Excelsior Springs, Missouri (the "special meeting"). This proxy statement, the notice and the accompanying form of proxy were first mailed to the stockholders of CBES on ______________, 2002.

Matters to be Considered at the Special Meeting

      At the special meeting, stockholders will be asked to consider and vote upon the approval and adoption of an agreement and plan of merger dated as of September 5, 2002, by and among NASB Financial, Inc. ("NASB"), NASB Acquisition Subsidiary, Inc. ("Acquisition Sub"), and CBES (the "merger agreement"). A copy of the merger agreement is attached hereto as Appendix A.

      The merger agreement provides for the merger of Acquisition Sub, a newly formed wholly-owned subsidiary of NASB, with and into CBES (the "merger"), and for CBES to continue as the surviving corporation in the merger under the same name. As a result of the merger, each outstanding share of CBES common stock, par value $.01 per share ("common stock") (other than shares held by CBES as treasury stock and shares held by dissenting stockholders who perfect their statutory appraisal rights), will be converted into the right to receive $17.50 in cash per share, subject to adjustment in certain circumstances.

      The board knows of no other matters which will be presented for consideration at the special meeting. If any other matters are properly presented at the meeting, the accompanying proxies confer upon the persons named in the proxies discretionary authority to vote upon such matters, to the extent permitted under the applicable rules of the Securities and Exchange Commission. This would include a motion to adjourn or postpone the special meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement.

Voting Rights

General

      Stockholders of record of common stock as of the close of business on the record date, _____________, 2002, are entitled to notice of and to vote at the special meeting. At the close of business on the record date, there were issued and outstanding 875,805 shares of common stock. Each share of common stock has one vote.

Voting By Proxy

      When a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted at the special meeting in the manner specified by the stockholder. If no instructions are specified, authority will be granted to vote such shares FOR the approval and adoption of the merger agreement. Unless otherwise indicated on the proxy, discretionary authority will also be granted to the persons named in the proxy to vote the shares represented by the proxy with respect to procedural matters and other matters that may property come before the meeting.

      If you are a beneficial owner of shares held by a broker, bank or other nominee (commonly referred to as being held in "street name"), you will receive instructions from your broker or bank that you must follow in order to have your shares voted by your nominee. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. If you hold your shares in street name and want to vote in person at the special meeting, you will have to get a proxy from the broker, bank or other nominee holding your shares, which proxy grants you the right to vote such shares.

Participants In The Employee Stock Ownership Plan

      If you participate in the Community Bank Employee Stock Ownership Plan, the enclosed proxy card represents a voting instruction to the trustee of the plan as to the number of shares in your plan account. Each participant in the plan may direct the trustee as to the manner in which shares of common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the plan and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the trustee's exercise of his fiduciary obligations.

Quorum; Abstention/Broker Non-Votes

      The presence in person or by proxy of the holders of one-third of the outstanding shares of common stock will constitute a quorum for the transaction of business at the special meeting. If a quorum is not present at the special meeting, the meeting may be adjourned until such time as a quorum is obtained. If you attend the meeting in person or by proxy, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes will also be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner presents a valid proxy, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to the matter being voted upon.

Required Vote

      The approval and adoption of the merger agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote thereon. Thus, failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Abstentions from voting and broker non-votes (failure to give your broker voting instructions if your shares are held in street name) will also have the same effect as a vote against the merger agreement.

      The stockholders present at the special meeting in person or by proxy may, by a majority vote, vote to adjourn the meeting in the absence of a quorum, or to adjourn the meeting even if a quorum is present. If a quorum is not present, or if less than a majority of the outstanding shares are present and voting in favor of the approval and adoption of the merger agreement, it is expected that the meeting with be adjourned to allow additional time to solicit proxies.

Revocation of Proxies

      A stockholder may revoke his or her proxy at any time before it is voted by giving the Secretary of CBES written notice of revocation bearing a later date than the proxy, by submitting a later-dated proxy, or by revoking the proxy and voting in person at the special meeting. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to the Corporate Secretary of CBES at 1001 North Jesse James Road, Excelsior Springs, Missouri 64024.

Solicitation of Proxies

      The costs of soliciting proxies will be borne by CBES. Proxies may be solicited by certain of CBES's directors, officers and regular employees, without additional compensation, in person or by telephone, email or facsimile. CBES will request brokers and nominees who hold shares of common stock in their names to furnish proxy materials to beneficial owners of common stock and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information as of September 13, 2002, with respect to persons known by CBES to be the beneficial owners of more than 5% of the outstanding CBES common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                    Number of     Percent of Shares
Name and Address                     Shares          Beneficially
                                   Beneficial           Owned
                                    Owned(1)        Outstanding(1)
----------------                    --------        --------------

CBES Bancorp, Inc. Employee         65,649                 7.50%
Stock Ownership Plan
1001 North Jesse James Road
Excelsior Springs, Missouri
64024 (2)

David H. Hancock                    82,100                 9.37%
12498 South 71 Highway
Grandview, Missouri 64030(3)

First Financial Fund, Inc.          86,600                 9.89%
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, New Jersey
07102-7503(4)

Wellington Management LLP
75 State Street
Boston, Massachusetts 02109(4)

Keith E. Doss                       45,242                 5.17%
P.O. Box 137
Kearney, Missouri 64060(5)

Investors of America Limited        55,900                 6.38%
Partnership
135 North Meramac
Clayton, Missouri 63017(6)

All directors and executive        166,014                17.57%
officers as a group
  (10 persons) (7)
_____________________________
(1) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) The amount reported represents shares held by the Employee Stock Ownership Plan, 42,539 of which have been allocated to accounts of participants. Participants in the plan are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the plan. Unallocated shares held in the plan's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.
(3) As reported on a Schedule 13D/A dated September 17, 2002 filed with the SEC. As reported on a Schedule 13D/A dated February 18, 2000, Mr. Hancock is also the beneficial owner of 4,104,025 shares of the outstanding common stock of NASB.
12

(4) As reported on a Schedule 13G/A dated February 12, 2002 filed with the SEC by First Financial Fund, Inc. As reported on a Schedule 13G/A dated February 12, 2002, filed with the SEC by Wellington Management Company, LLP ("Wellington"), Wellington also beneficially owns said 86,600 shares of CBES common stock. This Schedule 13G/A discloses that First Financial Fund, Inc., a client of Wellington, is also the beneficial owner of said shares.
(5)   As reported on a Schedule 13D dated January 8, 2001 filed with the SEC.
(6) As reported on a Schedule 13G/A dated February 8, 2002 filed with the SEC.
(7) The amount reported includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, and shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The amount reported includes options to purchase 69,011 shares of common stock granted to directors and executive officers of CBES under CBES's 1997 Stock Option and Incentive Plan, which options are exercisable within 60 days of ___________, 2002.

      The following table provides information as of _______________, 2002 with respect to shares of CBES common stock beneficially owned by:

      o    each director of CBES,

      o the chief executive officer of CBES and each executive officer or who made in excess of $100,000 (salary and bonus), in each case, during the fiscal year ended June 30, 2002, and

      o    all directors and executive officers of CBES as a group.


                                                       Percent of
                                     Number of        Common Stock
Name/Title                        Shares Owned(1)    Outstanding(1)
----------                        ---------------    --------------

Robert L. Lalumondier,                  7,355             *
Director(2)

Cecil E. Lamb, Director(3)             13,674             1.55%

Paul L. Thomas, Director               30,651             3.42%
Chairman of the Board and Chief
Executive Officer(4)

Dennis D. Hartman, Director and        20,152             2.28%
President of Community Bank of
Excelsior Springs(5)

Rodney G. Rounkles, Director(6)        14,420             1.64%

Richard N. Cox, Director (7)           21,960             2.49%

Robert E. McCrorey, Director(8)        32,563             3.70%

All directors and executive
officers as a group
  (10 persons) (9)                    166,014            17.57%
_____________________________
*     Less than one percent.

(1) Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 875,805 shares of common stock outstanding and the number of shares issuable to such persons upon the exercise of stock options exercisable within 60 days of __________, 2002.
13

(2) The amount includes 1,820 shares owned jointly by Mr. Lalumondier and his wife and 5,125 shares issuable upon the exercise of options granted under the CBES 1997 Stock Option and Incentive Plan.
(3) The amount includes 4,840 shares owned jointly by Mr. Lamb and his wife, 1,317 shares held in an IRA owned by Mr. Lamb's wife, as to which he disclaims beneficial ownership, and 5,125 shares issuable upon the exercise of options granted under the CBES 1997 Stock Option and Incentive Plan.
(4) The amount includes 19,300 shares issuable upon the exercise of options granted under the CBES 1997 Stock Option and Incentive Plan.
(5) The amount includes 3,890 shares owned by Mr. Hartman in the Community Bank ESOP, as to which he has sole voting power only, 100 shares owned by Mr. Hartman's parents, as to which he disclaims beneficial ownership, and 9,737 shares issuable upon the exercise of options granted under the CBES 1997 Stock Option and Incentive Plan.
(6) The amount includes 820 shares owned jointly by Mr. Rounkles and his wife, 565 shares held in an IRA owned by Mr. Rounkles wife, as to which he disclaims beneficial ownership, and 5,125 shares issuable upon the exercise of options granted under the CBES 1997 Stock Option and Incentive Plan.
(7) The amount includes 2,400 shares owned by a corporation controlled by Mr. Cox and 5,125 shares issuable upon the exercise of options granted under the CBES 1997 Stock Option and Incentive Plan.
(8) The amount includes 10,000 shares owned by a corporation controlled by Mr. McCrorey, 1,980 shares held in an IRA owned by Mr. McCrorey, 10,000 shares owned directly by Mr. McCrorey's wife, as to which he disclaims beneficial ownership, 2,630 shares owned jointly by Mr. McCrorey and his wife and 5,125 shares issuable upon the exercise of options granted under the CBES 1997 Stock Option and Incentive Plan.
(9) The amount reported includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, and shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The ten group members consist of the seven persons identified in this table and three other executive officers of CBES. The amount reported includes 69,011 shares issuable to directors and executive officers of CBES upon the exercise of options granted under our 1997 Stock Option and Incentive Plan. The amount reported excludes options which do not vest within 60 days of _______________, 2002.

                            BACKGROUND OF THE MERGER

      CBES is the holding company for Community Bank of Excelsior Springs, a savings bank ("Community Bank"). CBES was organized by Community Bank for the purpose of acquiring all of the capital stock of Community Bank in connection with the conversion of Community Bank from mutual to stock form, which was completed on September 27, 1996. The only significant assets of CBES are the capital stock of Community Bank and CBES's loan to the Community Bank Employee Stock Ownership Plan. Community Bank is a community-oriented financial institution offering selected financial services, through its main office in Excelsior Springs, Missouri and its branch office in Liberty, Missouri, to customers located in Clay and Ray Counties and to a lesser extent in surrounding counties in Missouri. Community Bank attracts deposits from the general public and has historically used such deposits primarily to originate one-to-four family residential mortgage loans, construction and land loans for single-family residential properties and consumer loans consisting principally of loans secured by automobiles. Community Bank has also been an active participant in the secondary market, originating residential mortgage loans for sale. At June 30, 2002, CBES had consolidated total assets of $112.9 million, deposits of $87.8 million, and total stockholders' equity of $14.2 million.

      Since the inception of CBES, the board has monitored the rapid pace of consolidation in the financial services industry. An indication of interest from NASB led the board to consider whether it would be in the best interests of CBES and its stockholders to explore CBES's strategic alternatives, including the possibility of a business combination with another financial institution. On August 9, 2001, as part of its regular review of CBES's strategic alternatives, the board charged management with the initial responsibility of seeking the assistance of a financial advisor to CBES. At four separate meetings of the board held during September and October 2001, the board heard presentations from four financial advisory firms. On October 23, 2001, the board selected Hovde Financial LLC ("Hovde") to provide CBES consulting and strategic planning advice.

      On January 3, 2002, the board met with representatives of Hovde to review and evaluate the strategic alternatives available to CBES. The board, after careful review of the alternatives, determined that CBES's efforts should be initially focused on either a business combination with an equal size or larger financial institution or an acquisition of another financial institution and authorized Hovde to pursue the possibility of a strategic business combination for CBES. As part of this process, the board authorized Hovde to prepare a list of appropriate financial institutions to be contacted to obtain expressions of interest in a possible business combination with CBES.

      On March 12, 2002, the board reviewed forms of a confidentiality and standstill agreement and confidential descriptive memorandum of CBES to be provided to prospective strategic merger partners. The board also reviewed a list of financial institutions to be contacted. On March 12, 2002, the board approved the confidentiality and standstill agreement, the confidential descriptive memorandum and the list of institutions to be contacted. The board further authorized Hovde to proceed to contact and negotiate with potential strategic merger partners on behalf of CBES.

      Hovde approached 49 financial institutions that it and CBES considered to be potential merger partners. Several of those companies, including NASB, expressed an interest in a possible business combination with CBES. After further discussions with Hovde and the providing of additional information regarding CBES, five of the companies stated a price range at which they would be interested in acquiring CBES, subject to their satisfactory completion of due diligence reviews of CBES's operations. The board voted to invite four of the companies to perform due diligence reviews of CBES. Between June 17 and June 20, 2002, the remaining four financial institutions completed such due diligence reviews of CBES. Two of the parties withdrew after completing their reviews. On June 25, 2002, Hovde submitted final proposal instructions to the two parties that had indicated their desire to make final proposals. Hovde's representatives held discussions with each of the interested institutions for the purpose of refining their offers and ascertaining whether a transaction with CBES would be possible. Evidence of the financial ability of one of the parties to complete a transaction with CBES was also requested by Hovde.

      At a meeting of the board on July 12, 2002, Hovde reviewed with the board the process that had been conducted to identify and contact potential merger partners and the results of the discussions with the interested parties. Hovde reviewed with the board in detail the two offers which it had received and the financial information which had been obtained from the bidders. The board concluded that the offer of NASB was more attractive, as the other party had not provided satisfactory evidence of financing and NASB appeared to be in a financial position to complete the transaction. NASB is headquartered in Grandview, Missouri and is the parent corporation of North American Savings Bank, F.S.B., a federally chartered savings and loan association ("North American"). At June 30, 2002, NASB had consolidated assets of $932 million, net loans receivable of $850 million and stockholders' equity of $104 million.

      At the July 12 board meeting, Stinson Morrison Hecker LLP, as legal counsel for CBES, reviewed with the board its fiduciary duties to stockholders. Hovde also presented and discussed with the board its financial analyses of the purchase price offered by NASB and stated it would be prepared to deliver, upon the execution of a definitive merger agreement, a written opinion to the board that the merger consideration offered by NASB was fair, from a financial point of view, to the stockholders of CBES. After considering the terms of the proposal and the presentation by Hovde, the board determined that pursuing a transaction with NASB on the terms proposed would be in the best interests of CBES and its stockholders. The board then authorized its representatives to enter into discussions with NASB for the purpose of negotiating a definitive merger agreement.

      Following the July 12 board meeting, CBES's legal counsel and legal counsel for NASB entered into discussions to negotiate the terms of the merger agreement. Over the next few weeks, representatives of CBES also conducted a limited due diligence review of NASB and North American. During this period, the parties worked to further refine the pricing of the transaction. The progress of these negotiations was periodically reported to the members of the CBES board by a negotiating committee.

      A draft of the merger agreement that was substantially in the form of the final agreement was provided to the board prior to a meeting on September 3, 2002. At the meeting, the CBES negotiating committee reviewed in detail with the board the contents of the proposed merger agreement. Representatives of Hovde presented by conference telephone their detailed financial analyses of the proposed transaction. Hovde reported that in its opinion the merger consideration was fair, from a financial point of view, to CBES stockholders and delivered to the board a letter to this effect, dated September 3, 2002.

      Upon conclusion of the foregoing review and discussions, a vote was taken and the board, by a vote of five directors in favor and two directors opposed, concluded that the merger agreement should be approved and authorized Paul L. Thomas to execute the merger agreement and related documents on behalf of CBES. Richard N. Cox and C.E. Lamb voted against the approval of the merger agreement.

              MARKET PRICE AND DIVIDEND DATA FOR CBES COMMON STOCK

      CBES common stock is quoted on the National Market System of the NASDAQ Stock Market under the symbol "CBES". The following table shows the high and low sales prices per share for CBES common stock as reported on the NASDAQ National Market SM and the cash dividends declared by CBES for the periods indicated.

                                              CBES Common Stock

                                       High          Low       Dividends
                                    -------------------------------------
Fiscal 2001
  Quarter ended September 30, 2000     12.75        9.00            .08
  Quarter ended December 31, 2000      10.88        8.08            .08
  Quarter ended March 31, 2001         12.44        8.52            .08
  Quarter ended June 30, 2001          13.10        10.91           .08
Fiscal 2002
  Quarter ended September 30, 2001     14.75        12.50           .08
  Quarter ended December 31, 2001      14.79        13.18           .08
  Quarter ended March 31, 2002         13.80        12.00           .08
  Quarter ended June 30, 2002          15.00        13.07           .08
Fiscal 2003
  Quarter ending September 30,         18.78        13.40         None
2002
  Quarter ending December 31, 2002     _____        _____         None
  (through October ___, 2002)

      On September 5, 2002, the last trading day prior to the public announcement that NASB and CBES had entered into the merger agreement, the closing price of CBES common stock was $13.50 per share. On _____________, 2002, the closing price of CBES common stock was $_____ per share.

      As of September 20, 2002, there were approximately 200 holders of record of CBES common stock. This number does not reflect the number of persons or entities who may hold their common stock in nominee or "street name" through brokerage firms.

                             THE MERGER AGREEMENT

General

      All references to and summaries of the merger agreement contained herein are qualified in their entirety by reference to the text of the merger agreement, which is attached hereto as Appendix A.

      The merger agreement provides that, subject to the approval thereof by the stockholders of CBES and the satisfaction of certain other conditions, Acquisition Sub, a wholly-owned subsidiary of NASB, will be merged with and into CBES, with CBES being the surviving corporation and thereby becoming wholly-owned by NASB. Acquisition Sub was formed by NASB solely for the purposes of carrying out the merger and has no business or significant assets. At the effective time of the merger, the separate existence of Acquisition Sub will cease.

      At the effective time of the merger, each outstanding share of common stock of CBES (other than shares held by CBES as treasury stock and shares held by dissenting stockholders who perfect their statutory appraisal rights) will be converted into the right to receive $17.50 in cash per share, subject to adjustment in certain circumstances. See "Payment For CBES Shares" below. Notwithstanding the foregoing, appraisal rights will be available for shares of any dissenting stockholder who complies with the provisions of the General Corporation Law of the State of Delaware regarding appraisal rights. See "Rights of Dissenting Stockholders below." Except for the foregoing rights, after the merger present holders of common stock of CBES will possess no interest in the stock or other rights as stockholders of CBES.

      The merger agreement provides that the officers and directors of CBES shall resign at the effective time of the merger and that NASB shall appoint new officers and directors of CBES. The directors and certain designated officers of Community Bank immediately prior to the merger are also required to resign at the effective time of the merger.

Recommendation of the Board of Directors

      THE CBES BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE CBES STOCKHOLDERS APPROVE AND ADOPT SUCH AGREEMENT.

Reasons for the Merger

      The board has determined that the merger and the merger agreement are advisable and are fair to, and in the best interests of, CBES and its stockholders. In reaching this determination, the board considered a number of factors, including the following:

      The board's knowledge of CBES's and Community Bank's consolidated business operations, management, operating results, earnings, financial condition and prospects.

      Information concerning NASB's and North American's consolidated business operations, management, operating results, earnings, financial condition and prospects, as a separate group and as combined with CBES.

      The oral and written financial analyses presented by Hovde, as the financial advisor to CBES, and the opinion of Hovde that the merger consideration is fair, from a financial point of view, to CBES stockholders. (See "Opinion of CBES's Financial Advisor" below).

      The fact that the proposed merger will provide CBES stockholders with the opportunity to receive $17.50 in cash per share, as adjusted in certain circumstances, which represents a premium over the prices at which the CBES common stock has recently traded. On September 5, 2002, the last trading date prior to the public announcement that CBES and NASB had entered into a merger agreement, the closing price of CBES common stock was $13.50 per share.

      The historical trading prices for CBES common stock. (See "Market Price and Dividend Data for CBES Common Stock" below.)

      The board's assessment that Hovde had made diligent efforts to solicit prospective merger partners for CBES and the board's conclusion that the merger transaction proposed by NASB was superior to the other transactions available to CBES and its stockholders.

      The results of CBES's due diligence investigations of NASB, including the board's assessment of the financial ability of NASB to pay the merger consideration and the likelihood of the merger with NASB being approved by regulatory authorities.

      The terms of the merger agreement, including the taxable nature of the cash consideration to be paid to CBES stockholders.

      The current and prospective economic, competitive and regulatory environment facing CBES, NASB and the financial services industry.

      CBES's strategic alternatives to the merger, including the alternative of continuing to operate CBES as an independent financial institution.

The foregoing discussion of the information and factors considered by the board is not intended to be exhaustive. In reaching its determination to approve and recommend the merger to stockholders, the board did not quantify or assign relative weights to any of the foregoing factors. In addition, individual directors gave different weights to different factors, as evidenced by the vote of two directors against approval of the merger agreement.

Opinion of CBES's Financial Advisor

      Hovde Financial LLC has acted as financial advisor to CBES in connection with the proposed merger. CBES selected Hovde based on its experience and expertise in the investment-banking business.

      Hovde has delivered to the CBES board its opinion that, based upon and subject to the various considerations set forth in its written opinion dated September 3, 2002, the merger consideration is fair from a financial point of view to the holders of CBES common stock as of such date. In requesting Hovde's advice and opinion, no limitations were imposed by CBES upon Hovde with respect to the investigations made or procedures to be followed by it in rendering its opinion.

      The full text of the opinion of Hovde, dated September 3, 2002, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B. CBES shareholders should read this opinion in its entirety. Hovde's opinion is directed only to the fairness, from a financial point of view, of the merger consideration, and does not constitute a recommendation to any CBES stockholder as to how the stockholder should vote at the special meeting.
The summary of the opinion of Hovde set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

      Hovde, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hovde is familiar with CBES, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the merger agreement. In the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Regulation 12G-2 promulgated under the Securities Exchange Act of 1934, as amended) of Hovde and their affiliates may from time to time effect transactions and hold securities of CBES and NASB. As of the date of its opinion, Hovde-affiliated entities owned no shares of either company.

      Hovde will receive a fee contingent upon the completion of the merger for services rendered in connection with advising CBES regarding the merger, including the fairness opinion and financial advisory services provided to CBES. As of the date of this proxy statement, such fee would have been approximately $200,000 and Hovde has received $50,000 of such fee to date.

      The following is a summary of the analyses performed by Hovde in connection with its fairness opinion. Certain of these analyses were presented to the CBES board by Hovde on September 3, 2002. The summary set forth below does not purport to be a complete description of either the analyses performed by

Hovde in rendering its opinion or the presentation made by Hovde to the board, but it does summarize all of the material analyses performed and presented by Hovde.

      The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Hovde may have given various analyses more or less weight than other analyses. Accordingly, Hovde believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in its report to the CBES board and its fairness opinion.

      In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CBES and NASB. The analyses performed by Hovde are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Hovde's analysis of the fairness of the merger consideration, from a financial point of view, to the CBES stockholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde's opinion does not address the relative merits of the merger as compared to any other business combination in which CBES might engage. In addition, as described above, Hovde's opinion to the board was one of many factors taken into consideration by the board in making its determination to approve the merger agreement.

      During the course of Hovde's engagement and for the purposes of the opinion set forth herein, Hovde:

     o     reviewed the merger agreement;

     o reviewed certain historical publicly available business and financial information concerning NASB and CBES;

     o reviewed certain internal financial statements and other financial and operating data concerning NASB and CBES;

     o analyzed certain financial projections prepared by the management of CBES;

     o reviewed historical market prices and trading volumes for CBES common stock;

     o reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving thrift and thrift holding companies that Hovde considered relevant;

     o analyzed the pro forma impact of the merger on the combined company's earnings per share, consolidated capitalization and financial ratios; and

     o performed such other analyses and considered such other factors as Hovde deemed appropriate.

      In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to it by NASB and CBES and in the discussions with NASB's and CBES's management. In that regard, Hovde assumed that the financial forecasts, including without limitation the projections regarding under-performing and non-performing assets and net charge-offs, have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of NASB and CBES, and that such forecasts will be realized in the amounts and at the times contemplated thereby. Hovde is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed that such allowances for NASB and CBES are in the aggregate adequate to cover such losses. Hovde was not retained to and did not conduct a physical inspection of any of the properties or facilities of NASB or CBES. In addition, it did not review individual credit files and did not make an independent evaluation or appraisal of the assets and liabilities of NASB, and CBES and was not furnished with any such evaluation or appraisal.

      Transaction Multiple Analysis. Hovde compared merger consideration to the book value of CBES common stock, tangible book value, adjusted core 6.5% capital, 2003 and 2004 estimated GAAP earnings per share (EPS), assets, deposits, and tangible book value to core deposits premium. Assuming merger consideration per share of $17.50, Hovde observed that the implied transaction multiples to CBES were as follows:

Merger consideration to book value                                   108.8%
Merger consideration to tangible book value                          108.8%
Merger consideration to adjusted 6.5% core capital                   115.7%
Merger consideration to 2003 FY estimated GAAP EPS                    65.7x
Merger consideration to 2004 FY estimated GAAP EPS                    38.0x
Merger consideration to assets                                        13.7%
Merger consideration to deposits                                      17.6%
Premium over tangible book value to core deposits                      1.6%

      Premium to Market Analysis Based on CBES Historical Trading Values. Hovde reviewed the merger consideration premium to CBES common stock prices at different intervals during the period commencing August 14, 2002 (the last day actual trades took place in CBES common stock prior to September 3, 2002) using the 5-day, 10-day, 20-day, 30-day, 45-day, 60-day and 90-day average closing price of CBES common stock on days where trades were executed. Hovde observed that the merger consideration premium to CBES common stock average closing prices over these periods were as follows:

                                  CBES               merger
                                average          consideration
                                closing        premium to average
                                 price           closing price
                              -------------   ---------------------

Last trading day                $13.75               27.27%
Last 5 Trading Days             $13.77               27.09%
Last 10 Trading Days            $13.81               26.70%
Last 20 Trading Days            $14.01               24.89%
Last 30 Trading Days            $13.94               25.57%
Last 45 Trading Days            $13.75               27.31%
Last 60 Trading Days            $13.65               28.25%
Last 90 Trading Days            $13.43               30.33%

      Stock Trading History Analysis. Hovde reviewed the history of the reported trading prices and volume of CBES common stock and the relationship between the movements in the prices of CBES common stock to movements in certain stock indices, including the Standard & Poor 500 Index, the Russell 2000 Financial Services Index, and the NASDAQ Bank and Thrift Index. Hovde noted that during the one year period ended September 3, 2002, CBES common stock underperformed the Russell 2000 Financial Services Index and the NASDAQ Bank and Thrift Index, and outperformed the Standard & Poor 500 Index, as reflected below:

                                         Beginning         Ending Index
                                      Index Value on         Value on
                                       September 3,        September 3,
                                           2001                2002
                                      ----------------    ----------------

CBES                                     100.00%              91.53%
NASDAQ Bank and Thrift Index             100.00%             110.38%
Russell 2000 Financial Services Index    100.00%             103.21%
S&P 500 Index                            100.00%              77.46%

      Hovde also noted that during the three year period ended September 3, 2002, CBES common stock underperformed the Russell 2000 Financial Services Index and the NASDAQ Bank and Thrift Index, and outperformed the Standard & Poor 500 Index, as reflected below.

                                         Beginning         Ending Index
                                      Index Value on         Value on
                                       September 3,        September 3,
                                           1999                2002
                                      ----------------    ----------------

CBES                                      100.00%             84.38%
NASDAQ Bank and Thrift Index              100.00%             131.99%
Russell 2000 Financial Services           100.00%             120.97%
Index
S&P 500 Index                             100.00%             64.69%

      Analysis of Selected Mergers. Hovde reviewed comparable mergers involving thrifts and thrift holding companies headquartered in Missouri announced since January 1, 1999, in which the seller's assets were between $100 million and $300 million. This Missouri merger group consisted of the following four transactions:


------------------------------------- -------------------------------------
               Buyer                               Seller
------------------------------------- -------------------------------------
DFC Acquisition Corp., MO             Hardin Bancorp, Inc., MO
------------------------------------- -------------------------------------
DFC Acquisition Corp., MO             Cameron Financial Corp., MO
------------------------------------- -------------------------------------
Central Bancompany, MO                Fulton Bancorp, Inc., MO
------------------------------------- -------------------------------------
Citizens Bancshares Co., MO           MBLA Financial Corp., MO
------------------------------------- -------------------------------------

      Hovde also reviewed comparable mergers involving thrifts and thrift holding companies headquartered in the Midwest announced since January 1, 1998, in which the seller's assets were between $50 million and $500 million and seller's non-performing assets-to-assets were in excess of 50 basis points. This Midwest Non-Performer merger group consisted of the following seven transactions:


--------------------------------------- ---------------------------------------
              Buyer                                 Seller
--------------------------------------- ---------------------------------------
Robertson Holding Co., TN               Cumberland Mountain Bancshares, KY
--------------------------------------- ---------------------------------------
CKF Bancorp Inc., KY                    First Lancaster Bancshares, KY
--------------------------------------- ---------------------------------------
First Busey Corp., IL                   Eagle BancGroup Inc., IL
--------------------------------------- ---------------------------------------
Central Bancompany, MO                  Fulton Bancorp, Inc., MO
--------------------------------------- ---------------------------------------
Citizens Bancshares Co., MO             MBLA Financial Corp., MO
--------------------------------------- ---------------------------------------
FBOP Corp., IL                          Calumet Bancorp Inc., IL
--------------------------------------- ---------------------------------------
Blue River Bancshares Inc., IN          Shelby County Bancorp, IN
--------------------------------------- ---------------------------------------

      Hovde calculated the medians, averages, high and lows for the following relevant transaction ratios in the Missouri merger group and the Midwest Non-Performer merger group; the multiple of the offer value to the acquired company's earnings per share for the twelve months preceding the announcement date of the transaction; the multiple of the offer value to the acquired company's book value per share and tangible book value per share; and the tangible book value premium to core deposits, each as of the announcement date of the transaction. Hovde compared these multiples with the corresponding multiples for the merger, based on merger consideration per share of $17.50. The results of this analysis are as follows:

                                                       Offer Value to
                                           ---------------------------------------
                                                                       12 months      Ratio of
                                                                       Preceding      Tangible
                                                          Tangible     Earnings      Book Value
                                           Book Value    Book Value    Per Share   Premium to Core
                                            Per Share     Per Share       (x)         Deposits
                                               (x)           (x)          (x)            (%)
                                           ------------  ------------  ----------  ----------------

CBES                                          1.09          1.09       Negative          1.6
                                                                          EPS

Missouri merger group median                  1.15          1.15         17.6            4.0
Missouri merger group average                 1.14          1.14         19.1            4.7
Missouri merger group low                     1.00          1.00         12.1            0.8
Missouri merger group high                    1.25          1.25         29.0            9.9

Midwest Non-Performer merger group median     1.15          1.15         23.5            5.3
Midwest Non-Performer merger group average    1.20          1.20         22.4            5.2
Midwest Non-Performer merger group low        1.06          1.06         11.5            1.1
Midwest Non-Performer merger group high       1.41          1.41         30.3            9.9


      Hovde noted that because CBES had a negative earnings stream for the twelve months ended June 30, 2002, the multiple of the offer value to CBES's earnings per share for the twelve months preceding June 30, 2002, would be not be meaningful. Of the four transactions in the Missouri merger group and the seven transactions in the Midwest Non-Performer merger group, only Cumberland Mountain Bancshares in Kentucky had a negative earnings stream for the twelve months preceding announcement of its merger and therefore was similarly not meaningful.

      Discounted Cash Flow Analysis. Hovde estimated the discounted present value of the CBES common stock by using estimated 2003-2007 cash earnings of $234.5 thousand, $405.3 thousand, $552.8 thousand, $718.3 thousand and $862.6 thousand, respectively, and 2003-2005 dividends per share of $0.32, 2006 dividends per share of $0.36 and 2007 dividends per share of $0.40. In arriving at the terminal value of CBES's earnings stream at the end of 2007, Hovde assumed a terminal value multiple at a range of 12.5, 15.0, 17.5, 20.0 and 22.5. The terminal value was then discounted, along with yearly cash flows for 2003 through 2007, using a range of discount rates of 10.0%, 11.0%, 12.0%, 13.0% and 14.0% to arrive at the present value for CBES common stock. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of CBES common stock. This analysis and its underlying assumptions yielded a range of values for CBES common stock of approximately $7.67 to $15.00 per share. Hovde noted that the merger consideration per share of $17.50 is in excess of all values generated in this analysis.

      Mark-to-Market Analysis. Hovde calculated a liquidation value of CBES based on estimated value of its component assets and liabilities. For purposes of this analysis, Hovde assumed an aggregate value equal to common stockholders' equity of CBES at June 30, 2002, as adjusted to reflect an estimated range of values for transaction costs, premiums paid to retire existing borrowings, deposit premiums, marked-to-market adjustments on the loan and investment portfolios, appraisals of fixed assets, intangibles writedowns and contingent liabilities. This analysis imputed a per share value of $14.30, which was lower than the merger consideration per share of $17.50.

      Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the merger consideration was fair from a financial point of view to the CBES stockholders.

      No material relationship has previously existed between Hovde and CBES or NASB, or between Hovde and the affiliates of either CBES or NASB, and no future material relationship is presently contemplated.

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

When The Merger Will Be Completed

      If the merger agreement is approved by the stockholders of CBES, the closing of the merger will take place not more than 15 days after the satisfaction or waiver of all of the conditions to the merger contained in the merger agreement, unless NASB and CBES agree to another date. On the date of the closing, a Certificate of Merger will be filed with the Secretary of State of Delaware and Articles of Merger will be filed with the Secretary of State of Missouri. The merger will become effective at the time stated in the Certificate and Articles of Merger (the "effective time" of the merger).

      CBES expects to complete the merger in the fourth quarter of 2002. However, CBES cannot guarantee when or if the required approvals will be obtained. Furthermore, either party may terminate the merger agreement if the merger has not been completed on or before January 31, 2003, unless failure to complete the merger by that time is due to the breach of any representation, warranty or covenant by the party seeking to terminate the merger agreement.

Payment For CBES Shares

      Unless you are a dissenting stockholder who properly demands and perfects your appraisal rights, upon the effective time of the merger your shares of CBES common stock will be converted into the right to receive a cash payment of $17.50 per share. Upon the effective time of the merger, you will no longer own any common stock or have any interest in CBES, nor will you receive any stock of NASB as a result of the merger.

      The $17.50 per share cash payment that you are to receive in the merger is subject to adjustment based upon the level of CBES's adjusted stockholders' equity as of the close of business on the last day immediately prior to the effective time of the merger. If CBES's adjusted stockholders' equity immediately prior to the effective time is more than $13,900,000, there will be no adjustment in the $17.50 per share cash merger consideration. If CBES's adjusted stockholders' equity immediately prior to the effective time is less than $13,900,000 but equal to or greater than $13,500,000, the cash merger consideration will be reduced to $17.05 per share. If CBES's adjusted stockholders' equity is less than $13,500,000 immediately prior to the effective time, NASB has the right to terminate the merger agreement or to close the merger for cash merger consideration of $17.05 per share. CBES's stockholders' equity at June 30, 2002 was $14,172,000.

      "Adjusted stockholders' equity" for purposes of the foregoing adjustments to the merger consideration is defined in the merger agreement to exclude (i) all professional fees related to the merger, including but not limited to legal, investment banking and accounting fees, (ii) all severance payments from CBES or Community Bank to employees terminated prior to the effective time, including but not limited to cash severance payments and reimbursements for welfare benefits pursuant to the Community Bank Severance Plan, payments of bonuses and welfare benefits pursuant to the terms of Employee Bonus Agreements between Community Bank and certain of its officers, and payment of accrued paid time off and extended leave as required by the Community Bank Employee Manual, (iii) all fair market value accounting adjustments required by Statement of Financial Accounting Standards No. 115 after June 30, 2002, (iv) if Community Bank's allowance for loan and lease losses ("ALLL") exceeds the amount required by applicable statutes and regulations, any subsequent writedowns of loans and other real estate owned treated by Community Bank as a reduction to its ALLL instead of as a reduction to its income or stockholders' equity, to the extent allowed by GAAP and the Office of Thrift Supervision ("OTS"), (v) all reductions in the value of Community Bank loans requested by NASB, and (vi) the value of all assets, leasehold improvements and expenses relating to the closing of Community Bank's Liberty, Missouri branch.

Surrender of Stock Certificates

      CBES STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES REPRESENTING CBES COMMON STOCK AT THIS TIME.

      Within five business days after the effective time of the merger, NASB or an exchange agent designated by it will mail to each stockholder a form of transmittal letter with instructions on how to surrender certificates previously representing shares of CBES common stock for the cash merger consideration.

      When you mail your completed letter of transmittal and your CBES stock certificates in accordance with the accompanying instructions, you may elect either to have the amount of cash that you are entitled to receive (i) deposited in a specified account at a financial institution of your choice or
(ii) paid by a check mailed to you. The stock certificates which you surrender will be cancelled. You will not be entitled to receive interest on any cash to be paid as merger consideration.

      In the event of a transfer of ownership of shares of common stock that has not been registered on the stock transfer records of CBES, NASB may deposit the cash merger consideration for such shares in an account at a financial institution of a stockholder's choice, or may issue a check for the cash merger consideration to the stockholder who holds such shares of common stock, if the certificate representing such shares is presented with documents that are sufficient in the reasonable discretion of NASB or its exchange agent:

      o    to evidence and effect such transfer, and

      o    to evidence that all applicable stock transfer taxes have been paid.

      If your CBES stock certificates have been lost, stolen or destroyed, you will have to prove that you owned these certificates, and that they were lost, stolen or destroyed, before you will be entitled to receive payment of any merger consideration for such certificates. NASB or the exchange agent will send you instructions on how to provide proof of ownership. You may be required to make an affidavit and to post a bond in an amount sufficient to protect NASB against claims related to your lost stock certificates.

      After the effective time of the merger, there will be no further transfers of CBES common stock. Stock certificates presented for transfer after the effective time of the merger will be canceled and exchanged for the cash merger consideration.

      If NASB retains an exchange agent, any cash merger consideration and the proceeds of any investments thereon that remain unclaimed by stockholders 12 months after the effective time of the merger will be repaid by the exchange agent to NASB. Stockholders who have not complied with the exchange procedures prior to 12 months after the merger may only look to NASB for payment of the cash merger consideration they are entitled to receive in exchange for their shares of common stock and such payments will not include any interest.

      Each outstanding and unexercised option for the purchase of common stock held by officers and employees under the CBES 1997 Stock Option and Incentive Plan, whether or not it is vested, will be converted to a right to receive a cash payment equal to the number of shares of common stock subject to the option multiplied by the difference between $17.50 per share of common stock (as adjusted) and the exercise price per share of the option. See "Stock Option Plan" below.

Representations and Warranties in the Merger Agreement

      Each of NASB, Acquisition Sub and CBES have made certain customary representations and warranties to each other relating to their businesses in the merger agreement. For information on these representations and warranties, please refer to Article III of the merger agreement attached as Appendix A. The representations and warranties must be true as of the date of the merger agreement and as of the closing date of the merger. No representation or warranty will be deemed to be untrue or incorrect and no party will be deemed to have breached a representation or warranty unless there would likely exist a material adverse effect. "Material adverse effect" is defined in the merger agreement to mean an effect which is material and adverse to the business, financial condition or results of operations of either party. The following, however, are not considered in determining if there has been a material adverse effect: (i) changes in laws, rules or regulations in GAAP or regulatory accounting requirements or interpretations thereof; (ii) changes to economic conditions affecting financial institutions generally; (iii) fees associated with the merger; or (iv) changes to the merger agreement requested by NASB. See "Conditions to the Merger" below.

Conditions to the Merger

      The obligations of NASB and CBES to complete the merger are conditioned on the following:

     o    approval of the merger agreement by CBES stockholders;

     o receipt of all required regulatory approvals, consents and waivers without any materially adverse conditions;

     o no party to the merger being subject to any order, decree, ruling or injunction that prohibits consummating the merger, no governmental entity having instituted any proceeding for the purpose of blocking the merger, and the absence of any statute, rule or regulation that prohibits or restricts completion of the merger;

     o no litigation, claim, action, suit or other legal or administrative proceeding challenging the merger shall be pending against any party or any subsidiaries, directors or officers of any party which NASB's counsel believes would result in NASB paying damages and litigation costs that would not be reimbursed by insurance or if NASB will have to indemnify a person or persons in excess of $250,000 as a result of such litigation, claim, action, suit or other legal or administrative proceeding; and

     o the other party having performed in all material respects its obligations under the merger agreement, the other party's representations and warranties being true and correct as of the date of the merger agreement and as of the closing date.

      The obligations of NASB to complete the merger are conditioned on CBES having adjusted stockholders' equity of not less than $13,500,000. The obligations of CBES to complete the merger also are conditioned on NASB having sufficient cash to pay the aggregate merger consideration. NASB has advised that the cash needed for the payment of the aggregate merger consideration will be obtained from available cash on hand and from cash dividends provided by its savings banking subsidiary. As a part of its due diligence investigations of NASB, CBES reviewed the audited financial statements of NASB and, based on the amount and nature of NASB's consolidated assets and stockholders' equity and NASB's historical annual earnings, CBES made a favorable assessment as to NASB's ability to pay the aggregate merger consideration.

      We cannot guarantee that all of the conditions to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before January 31, 2002, either party may terminate the merger agreement by a vote of a majority of its board of directors.

Conduct of Business Pending the Merger

      NASB and CBES have each agreed that, until the completion of the merger, each of them will, and will cause its subsidiaries to, use its commercially reasonable efforts to:

     o conduct its business in the regular, ordinary and usual course consistent with past practice;

     o maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

     o take no action which would adversely affect or delay the ability of NASB or CBES to perform their respective covenants and agreements on a timely basis under the merger agreement; and

     o take no action which would adversely affect or delay any party's ability to obtain any necessary approval, consent or waiver of any governmental authority required for the transactions contemplated by the merger agreement or which would reasonably be expected to result in those approvals, consents or waivers containing any material condition or restriction.

Further, except as otherwise provided in the merger agreement or as permitted by NASB, until the completion of the merger CBES has agreed that neither it nor its subsidiaries will:

     o    change its certificate of incorporation or bylaws;

     o authorize, issue, deliver or sell any shares of its capital stock, or securities or obligations convertible or exercisable for any shares of its capital stock, other than shares issued upon the exercise of outstanding stock options;

     o issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement relating to its authorized or issued capital stock, or change the terms of any of its outstanding stock options or warrants;

     o split, combine, reclassify or adjust any shares of its capital stock or otherwise change its capitalization;

     o make, declare or pay any cash or stock dividend or other distribution on its capital stock;

     o acquire or sell, transfer, assign, mortgage, encumber or otherwise dispose of any of its material assets or cancel, release or assign any indebtedness, other than in the ordinary course of business consistent with past practice;

     o increase the compensation or fringe benefits of any of its employees or directors;

     o    pay bonuses to its employees or directors;

     o pay any pension or retirement allowance not required by any existing plan or agreement to any employees or directors;

     o become a party to, amend or commit to fund or otherwise establish any trust or account related to any employee benefit plan with or for the benefit of any employee or director;

     o voluntarily accelerate the vesting of any stock option or other compensation or benefit;

     o    grant  or  award  any  stock   option,   or  make  any   discretionary
          contribution to any employee benefit plan;

     o hire any employee with annual total compensation in excess of $30,000 or enter into any employment contract with any employee;

     o change its method of accounting, except as required by changes in generally accepted accounting principles or as contemplated by the merger agreement;

     o    commence any litigation other than in the ordinary course of business;

     o settle any claim against it for money damages in excess of $25,000 or agree to material restrictions on its operations;

     o acquire or agree to acquire any business or assets of another business that would be material to it, except in satisfaction of debts previously contracted;

     o extend or renew loans, or advance additional sums to a borrower whose loans, in whole or in part, have been classified or listed as special mention by any regulatory authority or included on Community Bank's watch list;
26

     o make, renegotiate, renew, increase, extend, modify or purchase any loan, lease, advance, credit enhancement or other extension of credit, or make any such commitment, except in conformance with existing lending practice in amounts not to exceed $100,000 if secured by real estate or certificates of deposit held by Community Bank, $25,000 if secured by collateral other than real estate or certificates of deposit held by Community Bank, or $0 unsecured, with respect to any individual borrower or loans as to which CBES has a binding obligation to make such loans as of the date of the merger agreement;

     o establish or commit to establish any new branch or other office facilities or file any application to relocate or terminate the operations of any banking office other than the Liberty, Missouri branch, provided, however, that if Community Bank is unable to obtain a six month extension of its lease for its Liberty, Missouri branch office, it shall provide notice to its landlord that it intends to terminate the lease and notify the OTS of its intent to close the branch.

     o make any investment either by purchase of securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual or entity, other than investments for its portfolio made in accordance with the merger agreement;

     o make any investment in any debt security (including mortgage-backed and mortgage-related securities) except for short- to intermediate-term U.S. government and U.S. government agency securities, securities of the Federal Home Loan Bank or insured jumbo certificates of deposit, or materially restructure or change its investment securities portfolio, through purchases, sales or otherwise;

     o enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts;

     o incur any additional borrowings other than short-term (six months or less) Federal Home Loan Bank borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than in connection with such borrowings and reverse repurchase agreement or as required pursuant to the terms of borrowings of CBES or its subsidiaries in effect as of the date of the merger agreement;

     o make any capital expenditures in excess of $5,000 per expenditure, other than pursuant to prior binding commitments and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

     o    elect any new executive officer or director;

     o accept any deposit from any person on terms materially more favorable in any respect than those available to the general public in CBES's market area, unless such deposit is accepted in accordance with a safe and sound program or practice in existence at Community Bank prior to the date of the merger agreement;

     o establish or impose a schedule of service charges or fees which applies charges substantially more or substantially less than similar service charges and fees charged by other banks in CBES's market areas;

     o    organize, capitalize, lend to or otherwise invest in any subsidiary;

     o engage in any transaction that is not in the usual and ordinary course of business and consistent with past practice;

     o    enter into any new line of business;

     o take or omit to take any action that is intended or may reasonably be expected to result in any of CBES's representations and warranties set forth in the merger agreement being or becoming untrue in any material respect or which would make any if such representations and warranties untrue and incorrect in any material respect if made anew after taking such action;
27

     o make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlement in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

     o make, increase or renew any loan or other extension of credit, or commit to make, increase or renew any such loan or extension of credit, to any director or officer of CBES or any of its subsidiaries, or any entity controlled, directly or indirectly, by any of the foregoing; or

     o agree to take or make any commitment to take any of the actions listed above.

Covenants of the Parties

Agreement Not to Solicit Other Offers

    The merger agreement prohibits CBES and Community Bank and their officers, directors, employees, representatives, agents and affiliates from directly or indirectly initiating, soliciting, knowingly encouraging or facilitating any acquisition proposal with a third party, or entering into discussions with any party in furtherance of such inquiries. An acquisition proposal includes the following:

     o any merger, consolidation, share exchange, business combination or other similar transaction;

     o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of CBES or Community Bank, taken as a whole, in a single transaction or series of transactions;

     o any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of CBES or the filing with the SEC of a registration statement for that purpose; and

     o any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Despite the foregoing agreement not to solicit other acquisition proposals, the board of directors of CBES may under certain circumstances furnish information to or enter into discussions or negotiations with anyone who makes an unsolicited, written, bona fide acquisition proposal that is a financially superior proposal to the NASB merger. A proposal of this nature is one upon which CBES's board has concluded, after consulting with its financial advisors and legal counsel, that action is necessary for the board to comply within its fiduciary duties to stockholders. Before CBES enters into negotiations with a third party regarding a superior proposal, it has to give reasonable notice to NASB and must obtain from the third party an executed confidentiality agreement.

      The merger agreement requires the board to recommend that stockholders approve and adopt the merger agreement, except to the extent legally required for the discharge by the board of its fiduciary duties as advised by its counsel. The merger agreement permits the board to withdraw or modify its recommendation if an acquisition proposal is made and the board (i) has received a written opinion from its financial advisor that such proposal may be superior from a financial point-of-view to CBES stockholders and (ii) determines after consultation with independent legal counsel that such action is necessary to comply with its fiduciary duties to stockholders.

Employee Matters

      Each person who is an employee of CBES or its subsidiaries as of the effective time of the merger and whose employment is not specifically terminated at or prior to closing will become an employee of the combined company or its subsidiaries. Each of these continuing employees will be an employee at will.

      All employees who continue as employees of the combined company after the merger will be eligible to participate in NASB's benefit plans on the same basis as a new employee of NASB. Service with CBES or its subsidiaries will be treated as service with NASB for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any preexisting condition limitation with respect to any NASB welfare benefit plan. Each continuing employee shall receive credit for service with CBES or its subsidiaries for purposes of any employee benefit plans or computing vacation pay benefits.

      Prior to September 30, 2002, Community Bank will make a contribution of approximately $24,695 to Community Bank's employee stock ownership plan for the fiscal year ended December 31, 2002 to provide the ESOP funds to meet the ESOP's obligations on its loan from CBES, the proceeds of which were used by the ESOP to purchase CBES stock at the inception of the ESOP. Community Bank will make no other contributions to the ESOP. Any merger consideration received by the plan that remains after this loan is repaid will be allocated to the accounts of the plan participants as investment earnings. The plan then will be terminated and distributions of benefits under the plan will be made to participants in accordance with the provisions of the plan.

      At its September 3, 2002 meeting, Community Bank's board adopted a change-in-control severance plan. The plan entitles all salaried and hourly employees, other than part-time employees or employees paid on a commission basis, to a severance payment if the employee is terminated involuntarily, other than for cause, (i) within six months after a change in control of Community Bank or (ii) during the period of time commencing upon the date when the board of directors authorizes management to negotiate the terms and conditions of a definitive agreement with the intent of effecting a change in control and ending on the date when a change of control occurs or the negotiations for a change in control are terminated. An employee is also eligible to receive the severance payment if he or she voluntarily leaves during either of the above periods due to certain changes in his or her employment conditions or compensation. The plan is not applicable to salaried employees who are covered by an agreement that explicitly addresses compensation and benefits payable to them upon termination of their employment. The amount of the payment under the plan would be equal to (i) two weeks of base salary or hourly wages for employees who have been employed by Community Bank for less than one year, (ii) one month of base salary or four weeks of hourly wages for employees who have been employed by Community Bank for more than one year but less than 11 years or (iii) two months of base salary or eight weeks of hourly wages for employees who have been employed by Community Bank for 11 or more years. The transactions contemplated by the merger agreement would constitute a change in control under the plan.

Indemnification of Directors and Officers

      NASB has agreed to indemnify and hold harmless each director and officer of CBES and Community Bank against liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the extent allowed under applicable law.

Certain Other Covenants

      The merger agreement also contains other agreements relating to the conduct of the parties before consummation of the merger, including the following:

      o After all required regulatory and stockholder approvals have been received, and at the request of NASB, CBES will cause Community Bank to revise its loan, litigation and real estate valuation policies and practices, and investment and asset/liability management policies and practices, to conform to those of North American. NASB must first confirm that it is not aware of any fact that would prevent the completion of the merger.

      o CBES and Community Bank will give NASB reasonable access during normal business hours to their properties, books, records and personnel and furnish all information which NASB may reasonably request.

      o NASB or Acquisition Sub, with the cooperation of CBES and Community Bank, will submit all necessary filings and applications with any governmental entity, the approval of which is required to complete the merger and related transactions, and will obtain any approval, consent or waiver of any third party that is required in connection with the merger.

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

      o NASB, Acquisition Sub and CBES will use all reasonable efforts to take promptly all actions necessary, proper or advisable to consummate the merger.

      o NASB and CBES will consult with each other regarding any public statement about the merger and any filing with any governmental entity or with any national securities exchange.

      o CBES will take all actions necessary to convene a meeting of its stockholders to vote on the merger agreement. The CBES board will recommend at the stockholders' meeting that the stockholders vote to approve the merger and will use its reasonable best efforts to solicit stockholder approval, subject to the exceptions discussed under "Covenants of the Parties - Agreement Not to Solicit Other Officers" above.

      o NASB and CBES each will notify the other of any contract defaults or other events which would reasonably be likely to result in a material adverse effect on it.

Termination of the Merger Agreement

      The merger agreement may be terminated at or prior to the completion of the merger, either before or after any requisite stockholder approval, by:

      o the mutual consent of NASB and CBES in writing, if a majority of the board of directors of each so determines;

      o either party, if a majority of its board of directors so determines, in the event of a failure of the stockholders of CBES to approve the merger agreement;

      o either party, if a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the merger or the other transactions;

      o either party, if a majority of its board of directors so determines, in the event the merger is not consummated by January 31, 2003, unless the failure to consummate by such time is due to a breach caused by the party seeking to terminate;

      o either party, if the other party makes a misrepresentation, breaches a warranty or fails to fulfill a covenant that is not cured within a specified time that would have a material adverse effect on the party seeking to terminate;

      o CBES, if its board of directors determines that it must accept a superior offer from a third party in the exercise of its fiduciary duties;

      o NASB, if there shall have been a material adverse change in the condition of CBES or Community Bank between the date of execution of the merger agreement and the closing date and CBES fails to cure such change within a specified time;

      o NASB, if the adjusted stockholders' equity of CBES at the close of business on the last day prior to the effective date of the merger is less than $13,500,000; or

      o NASB, if Phase I and Phase II environmental assessments of the property on which the primary banking facility of Community Bank in Excelsior Springs, Missouri is located determine that environmental clean-up costs would exceed $500,000.

Expenses and Termination Fee

      Each party will pay its own costs and expenses incurred in connection with the merger.

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

      If CBES terminates the merger agreement in order to accept a superior offer from a third party and within six months CBES or Community Bank enters into an agreement with that party to effect a merger, consolidation, share exchange or similar transaction, CBES will be required to pay to NASB a termination fee of $250,000.

Changes in Terms of the Merger Agreement

      Before the completion of the merger, CBES may agree in writing to amend or modify any provision of the merger agreement and any provision of the merger agreement may be waived by the party benefited by the provision. However, after the vote by the stockholders of CBES, no amendment or modification may be made that would reduce the amount or change the kind of consideration to be received by CBES stockholders under the terms of the merger, or contravene any provision of applicable law or federal banking laws, rules and regulations.

Regulatory Approvals

      Completion of the merger is subject to prior regulatory approval. The merger of Acquisition Sub with and into CBES is subject to the approval of the OTS. NASB filed a merger application with the OTS on ______________, 2002. The application is now pending and action on the application is expected to be forthcoming at or about the time of the meeting to vote on the merger. We are not aware of any other regulatory approvals that are required for completion of the merger. Should any other approvals be required, we presently contemplate that we or NASB would seek those approvals. There can be no assurance that approval of the OTS or any other approval, if required, will be obtained.

      The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash merger consideration to be paid to CBES stockholders in exchange for their shares of CBES common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Accounting Treatment

      NASB will account for the merger under the purchase method of accounting. This means that NASB and CBES will be treated as one company as of the date of the merger and that NASB will record the fair value of CBES's assets and liabilities on its financial statements. NASB will record the excess of its purchase price over the fair value of CBES's identifiable net assets as goodwill.

Federal Income Tax Consequences

      The following is a discussion of the material federal income tax consequences of the merger to certain holders of CBES common stock. The discussion is based upon the Internal Revenue Code (the "Code"), Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to CBES stockholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, insurance companies or employees who acquired the stock pursuant to the exercise of employee stock options or other compensation arrangements.

      The receipt of cash for CBES common stock in connection with the merger will be a taxable transaction for federal income tax purposes to stockholders receiving such cash. You will recognize a gain or loss measured by the difference between your tax basis for the common stock owned by you at the time of the merger and the amount of cash you receive for your CBES shares. Your gain or loss will be a capital gain or loss if the common stock is a capital asset to you. Under present law, long-term capital gain recognized by an individual (gain from the sale of a capital asset held for more than one year) generally will be taxed at a maximum federal income tax rate of 20%.

      The cash payments the holders of common stock will receive upon their exchange of their common stock pursuant to the merger generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the paying agent must withhold 31% of the cash payments to holders of common stock to whom backup withholding applies. The federal income tax withheld may be used by these persons to reduce their federal income tax liability by the amount that is withheld. To avoid backup withholding, a holder of common stock must provide the paying agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number.

      Neither NASB nor CBES has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to CBES stockholders of the transactions discussed in this proxy statement and no opinion of counsel has been or will be rendered to CBES stockholders with respect to any of the tax effects of the merger to holders of common stock

      The above summary of the material federal income tax consequences of the merger is not intended as a substitute for careful tax planning on an individual basis. In addition to the federal income tax consequences discussed above, consummation of the merger may have significant state and local income tax consequences that are not discussed in this proxy statement. Accordingly, persons considering the merger are urged to consult their tax advisors with specific reference to the effect of their own particular facts and circumstances on the matters discussed in this proxy statement.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

      Some of CBES's directors and officers may have interests in the merger that are in addition to, or different from, the interests of stockholders. The CBES board was aware of these interests and considered them in approving the merger agreement.

Stock Ownership

      The directors and executive officers of CBES, together with their affiliates, beneficially owned a total of 166,014 shares of common stock (representing 17.57% of all outstanding shares of the common stock) as of ____________, 2002. The directors and executive officers will receive the same consideration in the merger for their shares as the other CBES stockholders.

      As reported on Schedule 13 G/A dated September 17, 2002, filed with the SEC, David H. Hancock is a beneficial owner of 82,100 shares of common stock of CBES, which constitutes 9.37% of the outstanding shares of CBES as of ____________, 2002. As reported on a Schedule 13 G/A dated February 12, 2000, Mr. Hancock is also the beneficial owner of 4,104,025 shares of the common stock of NASB, which constitutes ______% of the outstanding shares of NASB as of _____________, 2002.

Stock Option Plan

      The merger agreement provides that each option to purchase shares of common stock pursuant to CBES's 1997 Stock Option and Incentive Plan that is outstanding and unexercised on the effective time of the merger, whether or not such option is then vested or exercisable, will automatically be deemed vested and exercisable. Each such option will be converted on that date into the right to receive in cash an amount equal to the difference between the per share merger consideration (as adjusted) and the exercise price per share of the option, multiplied by the number of shares of common stock subject to the option. If the exercise price of any option is greater than the per share merger consideration, such option will be cancelled without any payment being made for it. As of _____________, 2002, the directors, the Chief Executive Officer and the executive officers of CBES held options to purchase a total of 69,011 shares of common stock. The following table reflects the number of vested and unvested options, the weighted average exercise price of the options, and the amounts payable to each director and named officer upon cancellation of their vested and unvested options, based on the $17.50 per share merger consideration.


                                                                                        Amount
                                                            Weighted       Amount      Payable
                                  Number of    Number of     Average      Payable        For
                                   Vested      Unvested     Exercise    For Vested    Unvested
            Name                   Options      Options       Price       Options      Options
            ----                  ---------    ---------    --------    ----------    --------

Robert E. McCrorey, Director        5,125         None       $19.25         None         None

Richard N. Cox, Director            5,125         None       $19.25         None         None

Rodney G. Rounkles, Director        5,125         None       $19.25         None         None

Robert L. Lalumondier, Director     5,125         None       $19.25         None         None

Cecil E. Lamb, Director             5,125         None       $19.25         None         None

Dennis D. Hartman, Director
and President                       9,737         None       $19.25         None         None

Paul L. Thomas, Director
and Chief Executive Officer        19,300         None       $12.87      $89,359         None

All directors and executive
  officers as a group
  (10 persons)                     69,011         None       $17.47      $89,359         None


Director Emeritus Agreements

      In 1997 Community Bank established a policy of entering into director emeritus agreements with its directors pursuant to which each director serving at that time would be entitled upon retirement to an annual retirement benefit based on the director's years of service on the Community Bank board of directors, payable over a 120 month period. Upon termination following a change in control of Community Bank, each director is entitled to a lump sum payment equal to the amount of benefits accrued as of the last day of the calendar month preceding the effective time. The agreements also provide for a death benefit equal to the amount that would be paid to the director if he served continuously until age 75 and retired on that date.
The obligations are funded with life insurance having a cash value of approximately $451,000, which is in excess of the amount of the anticipated total liability to all active and retired directors. The merger with NASB will constitute a change in control under the director emeritus agreements. The following table sets forth the total payments to be made to each current director under his director emeritus agreement, assuming consummation of the merger occurs on December 13, 2002:

                                                  Total Director
               Name                              Emeritus Payment
               ----                              ----------------

          Richard N. Cox                              $7,169

          Robert L. Lalumondier                      $10,829

          Cecil E. Lamb                              $34,417

          Robert E. McCrorey                         $18,653

          Rodney G. Rounkles                         $17,034

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

Salary Continuation Agreements

      On February 21, 1995, Community Bank entered into salary continuation agreements with Dennis D. Hartman, President, Margaret E. Teegarden, Savings Department Manager and James V. Alderson, Loan Officer of Community Bank. Each of these agreements entitles the executive to an annual retirement benefit based on the position in which the executive is employed and the executive's years of service to Community Bank, payable over a 180 month period. In the event the executive is terminated or resigns following a change in control of Community Bank, the executive is entitled to a lump sum payment equal to the amount of benefits accrued at the time of termination or resignation. The agreements also provide for a death benefit equal to the amount that would be paid to the executive if he or she served continuously until age 65 and retired on that date. The obligations are funded with life insurance having a cash value of approximately $1.5 million, which is in excess of the amount of the anticipated total liability to all of these executives. The merger with NASB will constitute a change in control under the salary continuation agreements. The following table sets forth the total payments to be made to each of these executives under his or her salary continuation agreement if he or she is terminated or resigns following the consummation of the merger assuming such consummation occurs on December 13, 2002:

                                                  Total Salary
                 Name                         Continuation Payment
                 ----                         --------------------

          Dennis D. Hartman                          $13,581

          Margaret E. Teegarden                      $19,953

          James V. Alderson                          $23,295


Change of Control Agreements

      On March 28, 1998, Community Bank entered into change in control severance agreements with Dennis D. Hartman, President and Margaret E. Teegarden, Savings Department Manager. Each of these agreements provides that in the event of a change in control of Community Bank, the executive would be entitled to receive a severance payment if, within 12 months after the closing date of change of control of Community Bank, the executive is terminated without cause or there is a material change in the executive's duties, compensation or certain other aspects of the executive's employment arrangement resulting in his or her resignation. The severance payment under both Mr. Hartman's and Ms. Teegarden's agreements would be equal to 150% of their respective annual salaries during the preceding calendar year, including bonuses and any other cash compensation paid during that year. Following the consummation of the merger, assuming such consummation occurs on December 13, 2002, if Mr. Hartman or Ms. Teegarden becomes entitled to a severance payment under his or her severance agreement, the total amount that the executive could receive under the agreement would be approximately $132,072 and $77,660, respectively. To the extent that any such payment would result in a "parachute payment" for purposes of Section 280G of the Internal Revenue Code, the payment would be reduced by the amount necessary to cause it not to be considered a parachute payment. The transactions contemplated by the merger agreement would constitute a change in control of Community Bank for purposes of these severance agreements.

Severance Plan

      At its September 3, 2002 meeting, Community Bank's board adopted a change-in-control severance plan. The plan entitles all salaried and hourly employees, other than part-time employees or employees paid on a commission basis, to a severance payment if the employee is terminated involuntarily, other than for cause, (i) within six months after a change in control of Community Bank or (ii) during the period of time commencing upon the date when the board of directors authorized management to negotiate the terms and conditions of a definitive agreement with the intent of effecting a change in control and ending on the date when a change of control occurs or the negotiations for a change in control are terminated. An employee is also eligible to receive the severance payment if he or she voluntarily leaves during either of the above periods due to certain changes in his or her employment conditions or compensation. The plan is not applicable to salaried employees who are covered by an agreement that explicitly addresses compensation and benefits payable to them upon termination of their employment. The amount of the payment under the plan would be equal to (i) two weeks of base salary or hourly wages for employees who have been employed by Community Bank for less than one year, (ii) one month of base salary or four weeks of hourly wages for employees who have been employed by Community Bank for more than one year but less than 11 years or (iii) two months of base salary or eight weeks of hourly wages for employees who have been employed by Community Bank for 11 or more years. If a terminated employee elects COBRA benefits pursuant to Section 4980B of the Code, Community Bank will reimburse the employee for payments made for such benefits to the extent Community Bank would have paid to provide the same coverage to the employee had he or she not been terminated. Such reimbursement shall be made for the same period of time as that for which the employee is eligible to receive severance payments. In consideration of receiving such severance payments and reimbursement for COBRA benefit expenses, terminated employees must agree not to solicit other employees to leave the employment of Community Bank and to maintain the confidentiality of all confidential information learned during the course of employment. The transactions contemplated by the merger agreement would constitute a change in control under the plan.

Officer Retention Bonus Agreements

      In September 2002, Community Bank entered into a bonus agreements with Paul L. Thomas, Chief Executive Officer, Ron Hill, Chief Financial Officer, and certain other officers of Community Bank. Each agreement provides that if the officer continues employment with Community Bank through the effective time of the merger, the officer would be entitled to receive a bonus payment. If the officer is terminated for cause prior to the effective time of the merger, the officer would not be entitled to receive any portion of the bonus payment. If Mr. Thomas and Mr. Hill continue their employment through the effective time of the merger, they would be entitled to a bonus payment of $30,000 and $42,000, respectively.

Indemnification of Directors and Officers

      NASB has agreed to indemnify and hold harmless each director and officer of CBES and Community Bank for a period of six years after the merger from liability and expenses arising out of matters existing or occurring at or prior to the effective time of the merger, to the extent allowed under applicable law. This indemnification would extend to liability arising out of the transactions contemplated by the merger agreement. This includes advancing reasonable indemnifiable expenses as they are incurred, provided the person receiving such advances agrees to repay NASB if it is ultimately determined that such person is not entitled to indemnification. In addition, NASB has agreed to pay up to $50,000 of the premium required to extend CBES's director and officer liability insurance coverage beyond the effective time of the merger for an additional three years. This insurance policy reimburses the officers and directors of CBS for liability and expenses arising out of matters existing or occurring at or prior to the effective time of the merger if they are not indemnified by CBES. In addition, the policy reimburses CBES for any money it pays to indemnify its officers and directors, to the extent allowed under applicable law.

                         DISSENTERS' APPRAISAL RIGHTS

      Under Delaware law, if you do not wish to accept the cash consideration provided for in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. CBES stockholders electing to exercise dissenters' appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Strict compliance with the statutory procedures is required. A copy of
Section 262 is attached to this proxy statement as Appendix C.

      The following discussion is intended as a summary of the material provisions of the Delaware statutory procedures required to be followed by a CBES stockholder in order to dissent from the merger and perfect dissenters' appraisal rights. This summary is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C.

      Section 262 requires that stockholders be notified at least 20 days before the date of the meeting to vote on the merger for which dissenters' appraisal rights will be available. A copy of Section 262 must be included with that notice. This proxy statement constitutes CBES's notice to its stockholders of the availability of dissenters' appraisal rights in connection with the merger in compliance with the requirements of Section
262. If you wish to consider exercising your dissenters' appraisal rights, you should carefully review the text of Section 262 contained in Appendix C. If you do not timely and properly comply with the requirements of Section 262, you will lose your rights under Delaware law.

      If you elect to demand appraisal of your shares of CBES common stock, you must satisfy both of the following conditions:

      1. You must deliver to CBES a written demand for appraisal of your shares of common stock before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy given by you or vote by you abstaining from or voting against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

      2. You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' appraisal rights in respect of the shares of common stock so voted and will nullify any previously filed written demand for appraisal.

      If you fail to comply with either of these conditions and the merger becomes effective, you will be entitled to receive the cash consideration for your shares of common stock as provided for in the merger agreement and will have no dissenters' appraisal rights with respect to your shares of CBES common stock.

      All demands for appraisal must reasonably inform CBES of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares of common stock. The demand should be executed by or on behalf of the record holder of the shares of common stock and must be delivered to the following address prior to the time that the vote on the merger is taken at the special meeting:

           Corporate Secretary
           CBES Bancorp, Inc.
           1001 North Jesse James Road
           Excelsior Springs, Missouri  64024

      To be effective, a demand for appraisal by a holder of common stock must be made by or in the name of such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. In such cases, the beneficial holder must have the registered owner submit the required demand in respect of his or her shares.

      If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of such record owner.

      If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee. Similarly, if you participate in the Community Bank Employee Stock Ownership Plan and you wish to exercise appraisal rights, you should consult with the trustee of the Stock Ownership Plan to determine the appropriate procedures for the making of a demand for appraisal.

      Section 262 provides that within 10 days after the effective time of the merger, NASB must give written notice that the merger has become effective to each CBES stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective time of the merger, either NASB or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware
Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. NASB has advised us that it does not presently intend to file such a petition in the event there are dissenting stockholders and that it has no obligation to do so. Accordingly, your failure to file such a petition within the period specified could nullify your previous written demand for appraisal.

      At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of CBES common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to NASB, NASB will be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Chancery Court may require stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings. If any stockholder fails to comply such a direction, the Court may dismiss the proceedings as to such stockholder.

      After determination of the stockholders entitled to appraisal of their shares of CBES common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of this fair value, with interest accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

      In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares of common stock as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

      Costs of the appraisal proceeding may be imposed upon NASB and the stockholders participating in the appraisal proceeding by the Chancery Court, as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock entitled to appraisal.

      After the effective time of the merger, any stockholder who demands appraisal rights will not be entitled to vote shares of common stock subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares of common stock, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective time of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of NASB and must, to be effective, be made within 120 days after the effective time of the merger.

      The requirements of Section 262 are technical and complex. CBES stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisers.

                              STOCKHOLDER PROPOSALS

      CBES will hold an annual meeting of stockholders only if the merger is not approved at the special meeting to which this proxy statement pertains. If an annual meeting is held, any CBES stockholder who intends to present a proposal at the annual meeting must deliver the proposal to CBES at 1001 North Jesse James Road, Excelsior Springs, Missouri 64024, Attention:
Corporate Secretary, by the applicable deadline below:

      o If the stockholder proposal is intended for inclusion in CBES's proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, CBES must receive the proposal a reasonable period of time before CBES begins to print and mail its proxy materials. Such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

      o CBES's bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder generally must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting, subject to specified exceptions. The notice also must include the information specified in the bylaws.

                       WHERE YOU CAN FIND MORE INFORMATION

      CBES is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that CBES files, including CBES's Form 10-KSB for the fiscal year ended June 30, 2002, at the SEC's public reference room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 175 W. Jackson Boulevard, Suite 1800, Chicago, Illinois 60604; and The Woolworth Building, 2333 Broadway, New York, New York 10279. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The public filings of CBES also are available to the public from commercial document retrieval services and at the internet website maintained by the SEC at "http://www.sec.gov."

      CBES common stock is traded on the NASDAQ National Market SM under the symbol "CBES." Documents filed by CBES can be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

-------------------------------------------------------------------------------
      You should rely only on the information contained in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated ______________, 2002. You should not assume that the information contained in this document is accurate as of any date other than that date.
-------------------------------------------------------------------------------

                    APPENDIX A--AGREEMENT AND PLAN OF MERGER

                                                                 EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                          DATED AS OF SEPTEMBER 5, 2002

                                  BY AND AMONG

                              NASB FINANCIAL, INC.,

                       NASB ACQUISITION SUBSIDIARY, INC.,

                                       AND

                               CBES BANCORP, INC.

                                Table of Contents
                                -----------------


ARTICLE I - The Merger.....................................................A-6

    Section 1.1. Structure of the Merger...................................A-6
    Section 1.2. Effect on Shares of CBES Common Stock.....................A-6
    Section 1.3. Exchange Procedures.......................................A-7
    Section 1.4. Stock Options; Restricted Stock.......................... A-9
    Section 1.5. Directors and Officers of CBES and Community Bank at
                Effective Date............................................A-10
    Section 1.6. Articles of Incorporation and Bylaws of the Surviving
                Corporation...............................................A-10
    Section 1.7. Dissenters' Rights.......................................A-10

ARTICLE II - Representations and Warranties...............................A-10

    Section 2.1. Disclosure Letters.......................................A-10
    Section 2.2. Standards................................................A-11
    Section 2.3. Representations and Warranties of CBES...................A-11
    Section 2.4. Representations and Warranties of NASB Holding and
                Acquisition Sub...........................................A-26

ARTICLE III - Actions and Conduct Pending the Merger......................A-31

    Section 3.1. Regulatory Application...................................A-31
    Section 3.2. Conduct of CBES's Business Prior to the Effective Date...A-31
    Section 3.3. Forbearance by CBES......................................A-34
    Section 3.4. Conduct of NASB Holding's and Acquisition Sub's
                Businesses Prior to the Effective Date....................A-38

ARTICLE IV - Covenants....................................................A-38

    Section 4.1. Acquisition Proposals....................................A-38
    Section 4.2. Certain Policies and Actions of CBES.....................A-40
    Section 4.3. Access and Information...................................A-40
    Section 4.4. Certain Filings, Consents and Arrangements...............A-41
    Section 4.5. Anti-takeover Provisions.................................A-41
    Section 4.6. Additional Actions.......................................A-42
    Section 4.7. Publicity................................................A-42
    Section 4.8. Stockholders Meeting.....................................A-42
    Section 4.9. Proxy Statement..........................................A-42
    Section 4.10.Notification of Certain Matters..........................A-43
    Section 4.11.Employees................................................A-43
    Section 4.12.Indemnification..........................................A-45
    Section 4.13.Phase I and Phase II Environmental Assessments of
                 Community Bank's Primary Banking Facility................A-47

ARTICLE V - Conditions to Consummation....................................A-47

    Section 5.1. Conditions to Each Party's Obligations...................A-47
    Section 5.2. Conditions to the Obligations of NASB Holding............A-48
    Section 5.3. Conditions to the Obligations of CBES....................A-48

ARTICLE VI - Data Processing..............................................A-49

    Section 6.1. Sample Data..............................................A-49
    Section 6.2. Information for Check Ordering...........................A-49
    Section 6.3. Installation of Data Circuits............................A-50

ARTICLE VII - Termination.................................................A-50

    Section 7.1. Termination..............................................A-50
    Section 7.2. Termination Fee..........................................A-51
    Section 7.3. Effect of Termination....................................A-51

ARTICLE VIII - Closing and Effective Date.................................A-52

    Section 8.1. Effective Date...........................................A-52
    Section 8.2. Deliveries at Closing....................................A-52

ARTICLE IX - Certain Other Matters........................................A-52

    Section 9.1. Certain Definitions; Interpretation......................A-52
    Section 9.2. Survival.................................................A-53
    Section 9.3. Waiver; Amendment........................................A-53
    Section 9.4. Counterparts.............................................A-53
    Section 9.5. Governing Law............................................A-53
    Section 9.6. Expenses.................................................A-54
    Section 9.7. Notices..................................................A-54
    Section 9.8. Entire Agreement; etc....................................A-54
    Section 9.9. Specific Performance.....................................A-55
    Section 9.10.Successors and Assigns; Assignment.......................A-55


Exhibit A   Acquisition Sub Articles of Incorporation

                         Agreement and Plan of Merger
                         ----------------------------

           This is an Agreement and Plan of Merger, dated as of the 5th day of September, 2002 ("Agreement"), by and among NASB Financial, Inc., a Missouri corporation ("NASB Holding"), NASB Acquisition Subsidiary, Inc., a Missouri corporation ("Acquisition Sub"), and CBES Bancorp, Inc., a Delaware corporation ("CBES")

                                   Recitals
                                   --------

     A. The Board of Directors of each of CBES, NASB Holding, and Acquisition Sub (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of NASB Holding and CBES, respectively, and in the best interests of their respective stockholders and (ii) has approved, at meetings of each of such Boards of Directors, this Agreement.

     B. CBES is the beneficial owner of 100 shares of the outstanding capital stock of Community Bank of Excelsior Springs, a Savings Bank, a federally chartered savings bank with its principal office in Excelsior Springs, Missouri ("Community Bank") which shares represent 100% of the outstanding shares of capital stock of Community Bank.

     C. Community Bank is the beneficial owner of 1,000 shares of the outstanding capital stock of CBES Service Corporation ("Service
Corporation"), a Missouri corporation, which shares represent 100% of the outstanding shares of capital stock of Service Corporation.

     D. NASB Holding is the beneficial owner of 2,375,112 shares of the outstanding common stock of North American Savings Bank, F.S.B., a federally chartered savings bank with its principal office in Grandview, Missouri ("NASB Bank"), which shares represent 100% of the outstanding shares of capital stock of NASB Bank.

     E. NASB Holding is the beneficial owner of 1,000 shares of the outstanding common stock of Acquisition Sub, which shares represent 100% of the outstanding shares of capital stock of Acquisition Sub.

     F. NASB Holding, CBES and Acquisition Sub desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

     ACCORDINGLY, in consideration of the promises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    Agreement
                                    ---------

                                   ARTICLE I

                                   The Merger
                                   ----------

     Section 1.1. Structure of the Merger. On the Effective Date (as defined in
Section 8.1 below), Acquisition Sub shall merge with and into CBES (the "Merger"), the separate corporate existence of Acquisition Sub shall cease and CBES shall survive and continue to as a corporation, pursuant to the provisions of, and with the effect provided in the Delaware General Corporate Law (the "DGCL") and The General and Business Corporation Law of Missouri (the "GBCLM"). The name of CBES, as the surviving corporation in the Merger, shall be CBES Bancorp, Inc. From and after the Effective Date, CBES shall possess all of the properties and rights and be subject to all of the liabilities and obligations of CBES, all as more fully described in the DGCL and the GBCLM. NASB Holding may at any time prior to the Effective Date change the method of effecting the combination with CBES (including the provisions of this Article I) if and to the extent it deems such change necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued pursuant to the Merger to holders of CBES Common Stock (as defined in Section 1.2(a) hereof) as provided for in this Agreement or
(ii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     Section 1.2. Effect on Shares of CBES Common Stock.

     (a) On the Effective Date of the Merger, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value .01 per share of CBES ("CBES Common Stock"), that is issued and outstanding at the Effective Date, other than Excluded Shares (as defined below) and including CBES Restricted Stock held pursuant to the CBES Restricted Stock Plan (as defined in Section 1.4(b)), shall be cancelled and cease to be outstanding and shall be converted into and become the right to receive a cash payment equal to $17.50; provided, however, that such per share amount shall be reduced if the Adjusted Stockholders' Equity (as defined in Section 3.2(g) hereof) of CBES as of the close of business on the last business day next prior to the Effective Date shall be equal or greater than $13,500,000 and less than $13,900,000, then the cash payment shall be equal to $17.05 per share; and provided, further that if the Adjusted Stockholders' Equity is less than $13,500,000, NASB Holding shall have the right to either (i) terminate this Agreement pursuant to Section 7.1(g) hereof or (ii) consummate the Merger and provide the holders of CBES Common Stock with a cash payment of $17.05 per share (the "Merger Consideration"). After the Effective Date, no dividends or other distributions made or payable by CBES shall accrued for the benefit of or be payable with respect to, any CBES Common Stock.

     (b) "Excluded Shares" shall consist of (i) shares of CBES Common Stock as to which the respective holders thereof have properly demanded appraisal rights and have not failed to perfect, have not effectively withdrawn and have not lost their rights to appraisal and payment pursuant to any applicable law providing for dissenters' or appraisal rights (the "Dissenters' Shares") and (ii) shares held by CBES as treasury stock. After the Effective Date, no dividends or other distributions made or payable by CBES shall accrue for the benefit of or be payable with respect to, any Dissenters' Shares, and no interest shall accrue with respect to payments due to holders of Dissenters' Shares, unless such accruals are required by the DGCL or the GBCLM.

     (c) On the Effective Date, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. In addition, no Dissenters' Shares shall be converted into the Merger Consideration pursuant to this Section 1.2, but instead shall be treated in accordance with the procedures set forth in Section 1.7 of this Agreement.

     Section 1.3.    Exchange Procedures.

     (a) NASB Holding shall mail appropriate transmittal materials ("Letter of Transmittal") as soon as reasonably practicable after the Effective Date, and in no event later than five (5) business days thereafter, to each holder of record of CBES Common Stock as of the Effective Date. A Letter of
Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of CBES Common Stock to be converted thereby, except as provided in Section 1.3(h) below.

     (b) At and after the Effective Date, each certificate ("CBES Certificate") representing shares of CBES Common Stock immediately prior to the Effective
Date (except as specifically set forth in Section 1.2) shall represent only the right to receive cash in an amount equal to the product of the Merger Consideration multiplied by the number of shares of CBES Common Stock previously represented by the CBES Certificate.

     (c) Prior to the Effective Date, NASB Holding may select a bank or trust company acceptable to CBES, which shall act as exchange agent (the "Exchange Agent") for the benefit of the holders of shares of CBES Common Stock, for exchange in accordance with this Section 1.3. If NASB Holding elects not to select such a bank or trust company as the Exchange Agent, then NASB Bank shall be deemed to be the Exchange Agent for all purposes under this Agreement. At the Effective Date, NASB Holding shall transfer to the
Exchange Agent, or set aside and hold in trust for the benefit of the stockholders of CBES if NASB Bank is the Exchange Agent, sufficient funds to pay the Merger Consideration to all the stockholders of CBES.

     (d) The Letter of Transmittal (which shall be subject to the reasonable approval of CBES and NASB Holding) shall (i) specify that delivery shall be effected, and risk of loss and title to the CBES Certificates shall pass, only upon delivery of the CBES Certificates to the Exchange Agent, (ii) specify that the shares of CBES Common Stock have been canceled, that the consideration to be paid for such shares shall be paid only upon delivery and surrender of such CBES Certificates (except as provided in Section 1.3(h) below), and that neither dividends nor interest shall accrue on the cash consideration payable after the Effective Date of the Merger, (iii) be in a form and contain any other provisions as NASB Holding may reasonably determine and
(iv) include instructions for use in effecting the surrender of the CBES Certificates in exchange for the Merger Consideration. Upon the proper surrender of the CBES Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such CBES Certificates shall be entitled to receive in exchange therefor, by transfer of immediately available funds to such account at such financial institution as the holder shall direct, or, at the holder's option, by check drawn on a commercial bank or a savings bank having an office in the Kansas City metropolitan area, the amount of cash that such CBES Certificates represent the right to receive pursuant to Section 1.3(b). CBES Certificates so surrendered shall forthwith be canceled. As soon as practicable, but no later than the business day next following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of CBES Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of CBES Common Stock not registered in the transfer records of CBES, the Merger Consideration shall be issued to the transferee thereof if the CBES Certificates representing such CBES Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of NASB Holding and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

     (e) From and after the Effective Date, there shall be no transfers on the stock transfer records of CBES of any shares of CBES Common Stock. If, after the Effective Date, CBES Certificates are presented to NASB Holding, they shall be exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

     (f) If NASB Bank is not acting as the Exchange Agent, any portion of the aggregate amount of cash for the Merger Consideration, to be paid pursuant to
Section 1.2, or any proceeds from any investments thereof that remain unclaimed by the stockholders of CBES for twelve months after the Effective Date shall be repaid by the Exchange Agent to NASB Holding upon the written request of NASB Holding. After such request is made, any stockholders of CBES who have not theretofore complied with this Section 1.3 shall look only to NASB Holding for the Merger Consideration deliverable in respect of each share of CBES Common Stock such stockholder holds, as determined pursuant to
Section 1.2 of this Agreement, without any interest thereon. If outstanding CBES Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of NASB Holding (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of CBES Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) NASB Holding and the Exchange Agent shall be entitled to rely upon CBES's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any CBES Certificate, NASB Holding and the Exchange Agent shall be entitled (i) deposit any Merger Consideration, represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto, or (ii) to file a suit in interpleader against the competing parties, deposit the Merger Consideration due with respect to the disputed CBES Certificate with a court of competent jurisdiction, and thereafter be discharged from any responsibility to the competing parties.

     (h) If any CBES Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such CBES Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such CBES Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed CBES Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 1.2.

     Section 1.4.    Stock Options; Restricted Stock.

     (a) At the Effective Date, each option to acquire shares of CBES Common Stock (a "CBES Option"), whether or not then vested, granted pursuant to the CBES's 1997 Stock Option and Incentive Plan (the "CBES Option Plan") that is then outstanding and unexercised shall be deemed vested and exercisable, whether or not then exercisable, and shall be canceled and terminated and in lieu thereof the holders of such options shall be paid by CBES in cash (from funds provided by NASB Holding) in an amount equal to the product of (i) the number of shares of CBES Common Stock subject to such unexercised option at the Effective Date and (ii) the amount by which the Merger Consideration per share exceeds the exercise price per share of such option net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a CBES Option is greater than the Merger Consideration, then at the Effective Date such CBES Option shall be canceled without any payment made in exchange therefore. At the Effective Date, the CBES Option Plan shall be deemed terminated.

     (b) Inasmuch as at the Effective Date, all shares of restricted CBES Common Stock (the "CBES Restricted Stock"), held under the CBES Recognition and Retention Plan (the "CBES Restricted Stock Plan") are to be canceled, and in respect of such shares to be paid the Merger Consideration in respect of such shares to be paid to the holders thereof. At the Effective Date, the CBES Restricted Stock Plan shall be deemed terminated.

     Section 1.5. Directors and Officers of CBES and Community Bank at Effective Date. The directors and officers of CBES, the directors of Community Bank and designated officers of Community Bank shall resign effective as of the Effective Date. Immediately thereafter, NASB Holding shall appoint new officers and directors to CBES, each to hold office in accordance with the articles of incorporation and bylaws of CBES until their respective successors are duly elected or appointed and qualified. The new officers and directors of CBES shall then appoint new officers and directors of Community Bank, each to hold office in accordance with the articles of incorporation and bylaws of Community Bank until their respective successors are duly elected or appointed and qualified.

     Section 1.6. Articles of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation (attached hereto as Exhibit A) and bylaws of Acquisition Sub in effect immediately prior to the Effective Date shall be the articles of incorporation and bylaws of the surviving corporation from and after the Effective Date until amended as provided by law.

     Section 1.7.    Dissenters' Rights.

     (a) NASB Holding shall pay for any Dissenters' Shares in accordance with applicable law providing for dissenters' or appraisal rights, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under applicable law with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive cash in an amount equal to the Merger Consideration multiplied by the number of shares of CBES Common Stock previously represented thereby.

     (b) CBES shall (i) give NASB Holding prompt written notice of the receipt of any notice from a stockholder purporting to exercise any dissenters' rights,
(ii) not settle nor offer to settle any demand for payment without the prior written consent of NASB Holding and (iii) not waive any failure to comply strictly with any procedural requirements of applicable corporate statutes.

                                   ARTICLE II

                        Representations and Warranties
                        ------------------------------

     Section 2.1. Disclosure Letters. Prior to the execution and delivery of this Agreement, CBES and NASB Holding each shall have delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the section or subsection, as the case may be, of this Agreement to which they relate); provided, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 2.2 and (b) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.2(b)).

     Section 2.2.    Standards.

     (a) No representation or warranty of CBES Bank contained in Section 2.3, and no representation or warranty of NASB Holding or Acquisition Sub contained in Section 2.4, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Sections 2.3 or 2.4, as applicable, there is reasonably likely to exist a Material Adverse Effect. CBES's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken pursuant to this Agreement or in compliance with a written request of NASB Holding.

     (b) As used in this Agreement, the term "Material Adverse Effect" means an effect which is material and adverse to the business, financial condition or results of operations of NASB Holding, Acquisition Sub, CBES, as the context may dictate, and its Subsidiaries (as defined herein) taken as a whole; provided, however, that any such effect resulting from any (i) changes in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to either NASB Holding, Acquisition Sub, and CBES, as the case may be, or to similarly situated financial and/or depository institutions, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) fees associated with the transactions contemplated by this Agreement or (iv) changes to this Agreement requested by NASB Holding shall not be considered in determining if a Material Adverse Effect has occurred.

     (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, best knowledge after a due inquiry of any of the CEO, Chairman, Vice Chairman, President or CFO of that party.

     Section 2.3.    Representations and Warranties of CBES. Subject to Sections
2.1 and 2.2, CBES represents and warrants to NASB Holding and Acquisition Sub that, except as disclosed in CBES's Disclosure Letter:

     (a)   Organization.

          (i) CBES is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the HOLA. Community Bank is a stock savings association duly organized, validly existing and in good standing under the laws of the United States of America and is a wholly-owned Subsidiary (as defined below) of CBES.

Each Subsidiary of CBES other than Community Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of CBES and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other legal entity, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party through a sufficient number of shares or other evidence of ownership of such corporation or other organization to have the power to elect a majority of the board of directors or otherwise to control such corporation or other organization.

          (ii) CBES and each of its Subsidiaries has the requisite corporate power and authority and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

          (iii) CBES's Disclosure Letter sets forth all of CBES's Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which CBES owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each of CBES's Subsidiaries, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. CBES owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of CBES other than Community Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and the applicable regulations thereunder. All of the shares of capital stock of CBES's Subsidiaries are fully paid, nonassessable and not subject to any preemptive rights and are owned by CBES or a Subsidiary of CBES free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

          (iv) The deposits of Community Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the FDIA.

     (b)   Capital Structure.

          (i) The authorized capital stock of CBES consists of 4,000,000 shares of CBES Common Stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement (A) 1,031,851 shares of CBES Common Stock had been issued, of which 875,805 shares of CBES Common Stock were issued and outstanding, (B) no shares of CBES preferred stock were issued and outstanding, (C) no shares of CBES
Common Stock were reserved for
issuance, except that 102,495 shares of CBES Common Stock were reserved for issuance pursuant to the CBES Option Plan and 40,998 shares of CBES Common
Stock were reserved for issuance pursuant to the CBES Restricted Stock Plan,
(D) no shares of CBES preferred stock were held by CBES and (E) 156,046 shares of CBES Common Stock were held by CBES in its treasury or by its Subsidiaries. The authorized capital stock of Community Bank consists of 4,000,000 shares of common stock, par value $.01 per share (the "Community
Bank Common Stock"), and 500,000 shares of preferred stock. As of the date of this Agreement, 100 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Date will be, owned both legally and beneficially by CBES. The authorized capital stock of Service Corporation consists of 30,000 shares of common stock, par value $1.00 per share and no shares of preferred stock. As of the date of this Agreement, 1,000 shares of such common stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Date will be, owned both legally and beneficially by Community Bank. All outstanding shares of capital stock of CBES, Community Bank and Service Corporation are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares of CBES held by CBES in its treasury or by its Subsidiaries and shares of Community Bank and Service Corporation, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. CBES's Disclosure Letter sets forth a complete and accurate list of all outstanding options to purchase CBES Common Stock that have been granted pursuant to the CBES Option Plan, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

          (ii) No bonds, debentures, notes or other indebtedness of CBES having the right to vote on any matters on which stockholders may vote are issued or outstanding.

          (iii) As of the date of this Agreement, except for options granted pursuant to the CBES Option Plan, neither CBES nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating CBES or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of CBES or any of its Subsidiaries or obligating CBES or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of CBES or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of CBES or any of its Subsidiaries.

     (c) Authority. CBES has all requisite corporate power and authority to enter into this Agreement, and, subject to approval of this Agreement by the requisite vote of CBES's stockholders and receipt of all required regulatory or governmental approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of this Agreement by CBES's stockholders, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of CBES. This Agreement has been duly and validly executed and delivered by CBES and constitutes a valid and binding obligation of CBES, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

     (d) Stockholder Approval; Fairness Opinion. The affirmative vote of a majority of the outstanding shares of CBES Common Stock entitled to vote on this Agreement is the only vote of the stockholders of CBES required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby (the "Stockholders Approvals"). CBES has received the written opinion of Hovde Financial LLC to the effect that, as of the date hereof, the Merger Consideration to be received by CBES's stockholders is fair, from a financial point of view, to such stockholders.

     (e) No Violations; Consents. The execution, delivery and performance of this Agreement by CBES does not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals (as defined in Section 2.4(d)) and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which CBES or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of CBES or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of CBES or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which CBES or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by CBES of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, or instrument, other than (x) the approval of the holders of a majority of the outstanding shares of CBES Common Stock entitled to vote thereon, (y) the consent of the Office of Thrift Supervision ("OTS") and (z) such other required regulatory consents. As of the date hereof, the executive officers of CBES know of no reason pertaining to CBES why any of the approvals referred to in this
Section 2.3(e) should not be obtained without the imposition of any material condition or restriction described in the last sentence of Section 5.1(b).

     (f)  Reports and Financial Statements.

          (i) CBES and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with
(a) the FDIC, (b) the OTS, (c) the National Association of Securities Dealers, Inc. ("NASD"), (d) the Missouri Department of Insurance and (e) the Securities and Exchange Commission ("SEC") (collectively, "CBES's Reports") and, to CBES's knowledge have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of CBES's Reports contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of CBES's Reports filed with the SEC complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder.

          (ii) Each of the financial statements of CBES included in CBES's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the SEC). Each of the consolidated statements of condition contained or incorporated by reference in CBES's Reports (including in each case any related notes and schedules) and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in CBES's Reports (including in each case any related notes and schedules) fairly presented (a) the financial position of the entity or entities to which it relates as of its date and (b) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end adjustments that are not material in amount or effect).

     (g) Absence of Certain Changes or Events. Except as disclosed in CBES's Reports filed on or prior to the date of this Agreement, since June 30, 2001,
(i) CBES and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice and except for the engagement letter agreements with Hovde Financial LLC set forth in CBES's Disclosure Letter, (ii) CBES and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and (iii) there has not been any other event, change or occurrence or continuance of any circumstance which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to CBES and its Subsidiaries. To the knowledge of CBES, there are no impending termination, expiration, or loss of contracts, franchises, licenses, permits or other assets that, individually or in the aggregate, are reasonably likely to have Material Adverse Effect on CBES.

     (h)   Absence of Claims.   No litigation, controversy, claim, action,
suit or other legal administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against CBES or any of its Subsidiaries and to the knowledge of CBES no such litigation, controversy, claim, action, suit or proceeding has been threatened or asserted in either case which is reasonably likely to have a Material Adverse Effect with respect to CBES or its Subsidiaries, or the transactions contemplated by this Agreement, or upon the ability of CBES to perform its obligations under this Agreement. To the knowledge of CBES, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against CBES or any of its Subsidiaries.

     (i) Absence of Regulatory Actions. Except as set forth in CBES's Disclosure Letter, neither CBES nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits (singularly a "Government Regulatory Agency;" collectively "Government Regulatory Agencies"), or has adopted any board resolutions at the request of any Government Regulatory Agency, or has been advised by any Government Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

     (j) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of CBES or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension has been a permitted automatic extension or has been granted and (in either case) has not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by CBES or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes, both current and deferred, on CBES's balance sheet in accordance with GAAP. For purposes of this Section 2.3(j) and Section
2.4(i), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, to the knowledge of CBES, there is no audit examination, deficiency assessment, tax investigation or refund litigation, or any threat of the foregoing, with respect to any taxes of CBES or any of its Subsidiaries, and, to the knowledge of CBES, no claim or threat of claim has been made by any authority in a jurisdiction where CBES or any of its Subsidiaries do not file tax returns that CBES or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to CBES or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on CBES 's balance sheet in accordance with GAAP. CBES and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. CBES and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and CBES and each of its Subsidiaries has timely complied, in all material respects, with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Adequate provision for any taxes due or to become due for CBES or any of its Subsidiaries for the period or periods reflected on CBES's most recent financial statements has been made and is reflected on such CBES financial statements. Deferred Taxes of CBES and its Subsidiaries have been provided for in accordance with GAAP.
To the knowledge of CBES, there is no item of deferred taxable income which will become taxable due to the consummation of the Merger that is reasonably likely to have a Material Adverse Effect on CBES or its Subsidiaries, other than as disclosed in CBES's Disclosure Letter.

     (k)   Agreements.

          (i) Except (w) for arrangements made in the ordinary course of business, (x) as set forth in CBES's Disclosure Letter, (y) as disclosed in CBES's Reports filed on or prior to the date of this Agreement or (z) as contemplated by this Agreement, CBES and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to be performed after the date hereof that has not been filed with or incorporated by reference to CBES's Reports. Except (1) as disclosed in CBES's Disclosure Letter, (2) as disclosed in CBES's Reports filed on or prior to the date of this Agreement or (3) as contemplated by this Agreement, neither CBES nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (including data processing and software programming contracts) not terminable on 60 days' or less notice, (B) agreement with any present or former director, officer or employee of CBES or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CBES or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any employee or director of CBES or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (E) agreement containing covenants that limit the ability of CBES or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, CBES (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency). To the knowledge of CBES, each of the agreements and other documents referenced in CBES's Disclosure Letter with respect to this Section 2.3(k)(i) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability to general principles of equity, whether applied in a court of law or a court of equity.

          (ii) Neither CBES nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of CBES, no other party to any such agreement (excluding any loan or extension of credit made by CBES or any of its Subsidiaries) is in default in any respect thereunder.

          (iii) CBES and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither CBES nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others.
Each of CBES and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

          (iv) CBES's Disclosure Letter contains a summary description of all leases, commitments, contracts, licenses, maintenance agreements and other agreements of CBES and its Subsidiaries involving a liability or obligation of CBES in excess of $10,000 per annum, and a true and complete list of all letters of credit, guarantees, indemnity agreements and all commitments to loan or discount or issue a letter of credit which would aggregate in excess of $10,000 to any person, firm or corporation.

     (l) Labor Matters. CBES and its Subsidiaries are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither CBES nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is CBES or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving CBES or any of its Subsidiaries pending or threatened.

     (m) Employee Benefit Plans. CBES's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, funds, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of CBES or any of its Subsidiaries (hereinafter collectively referred to as the "CBES Employee Plans"). All of the CBES Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; with respect to the CBES Employee Plans, no event has occurred that would subject CBES or any of its Subsidiaries to a material liability under ERISA, the IRC or any other applicable law; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) which is likely to result in the imposition of any material penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon CBES or any of its Subsidiaries; and all required contributions to the CBES Employee Plans through the date hereof have been made. Neither
CBES nor any of its Subsidiaries has provided, or is required to provide, security to any CBES pension plan or to any single-employer plan of an ERISA Affiliate (as defined under Section 4001(b)(1) of ERISA or Section 414 of the
IRC) pursuant to Section 401(a)(29) of the IRC.  Neither CBES, its
Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each CBES Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
Section 401(a) of the IRC (a "CBES Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and CBES and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or threatened litigation, administrative action or proceeding relating to any CBES Employee Plan. There has been no announcement or commitment by CBES or any of its Subsidiaries to amend any CBES Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such CBES Employee Plan; and, except as specifically identified in CBES's Disclosure Letter, CBES and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any CBES Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by CBES or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC). To the best knowledge of CBES, no breach of a fiduciary duty under ERISA Section 404 or Section 405 has occurred and with respect to which any outstanding liability to any participant or any material excise tax or liability exists or will exist as of the Effective Date with respect to any of the CBES Employee Plans. Each of the CBES Employee Plans which is a group health plan within the meaning of IRC Section 5000(b)(1) is in compliance with the continuation of health care coverage requirements contained in IRC Section 4980B and ERISA Section 601 et seq. A list of participants or beneficiaries who have elected continuation coverage in accordance with such laws is provided in CBES's Disclosure
Letter.  With respect to each

CBES Employee Plan, CBES will supply to NASB Bank a true and correct copy of
(A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the three most recent plan years, if required to be filed,
(B) such CBES Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such CBES Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such CBES Employee Plan, if the CBES Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such CBES Employee Plan is a CBES pension plan and any subsequent changes to the actuarial assumptions contained therein, and (F) the most recent determination letter issued by the IRS if such CBES Employee Plan is a CBES Qualified Plan. With respect to Community Bank's ESOP, CBES will supply NASB Bank a true and correct copy of
(A) the latest financial statement of the ESOP including a list of assets,
(B) a schedule of stock purchases by the ESOP, including seller, valuation and number of shares, (C) a schedule of participant name and amount, and (E) a schedule of the most recent contribution allocation including participant name, compensation and share of contribution.

     (n) Title to Assets. CBES's Disclosure Letter contains a complete and accurate list of all real property owned or leased by CBES or any of its Subsidiaries, including all properties of CBES or any of its Subsidiaries classified as "Real Estate Owned" or words of similar import (the "Real Property"). To the knowledge of CBES, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way. CBES and each of its Subsidiaries have good and marketable title to their respective properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, reflected on the consolidated financial statements of CBES as of June 30, 2001 or acquired after such date, other than such items of personal property as have been disposed of in the ordinary course of business since June 30, 2001, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits and other liens incurred in the ordinary course of business. Each lease pursuant to which CBES or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither CBES nor any of its Subsidiaries, nor any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of CBES and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by CBES to be adequate for the current business of CBES and its Subsidiaries and improvements on real property owned or leased by CBES are located wholly within the boundaries of the property owned or leased by CBES or its Subsidiaries. There are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, ownership or operation of the banking premises of Community Bank which would give rise to any mechanics' liens against any such real estate or any part thereof, or for which CBES or Community Bank would be responsible, except for (i) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, but only to the extent the obligation giving rise to the lien is included as a liability on CBES's books and records and (ii) such minor encumbrances, if any, as do not materially detract from the value of, or materially interfere with the present use of, such properties, and which minor encumbrances do not render the title to such property unmarketable.

     (o) Compliance with Laws. CBES and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies (each, a "Governmental Entity") that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of CBES, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of CBES have not been conducted in violation in any material respect of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither CBES nor any of its Subsidiaries is in material violation of, is, to the knowledge of CBES, under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

     (p) Fees. Other than financial advisory services performed for CBES by Hovde Financial LLC, neither CBES nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for CBES or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. CBES has provided NASB Bank with a true and correct copy of the contract between CBES and Hovde Financial LLC.

     (q) Environmental Matters. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of CBES, threatened before any court, Governmental Entity or board or other forum against CBES or any of its Subsidiaries for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law (as defined below) or relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries. To CBES's knowledge, the properties currently owned or operated by CBES or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law. Neither CBES nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive, request for information or other communication (written or oral) from any federal, state, local or foreign Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law. To CBES's knowledge, there are no underground storage tanks on, in or under any properties currently owned or operated by CBES or any of its Subsidiaries and no underground storage tanks have been closed or removed from any properties currently owned or operated by CBES or any of its Subsidiaries. To CBES's knowledge, during the period of CBES's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To CBES's knowledge, prior to the period of CBES's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

           "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any Governmental Entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

           "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     (r)   Loan Portfolio; Allowance; Asset Quality.

          (i) With respect to each loan (including advances made pursuant to letters of credit) owned by CBES or its Subsidiaries in whole or in part, to CBES's knowledge (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, (B) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file and
(C) CBES or one of its Subsidiaries is the sole holder of legal and beneficial title to each loan reflected in the consolidated financial statements of CBES except as otherwise disclosed in the applicable loan file or on the books and records of CBES and its Subsidiaries. To the knowledge of CBES (x) all notes, evidences of indebtedness and agreements for the payment of money and all related documents, instruments, papers and other agreements for the payment of money and all related documents, instruments, papers and other security agreements of Community Bank, applicable thereto, are bona fide, are genuine as to signatures of all makers, endorsers, and guarantors, and were given for valid consideration; (y) all collateral securing such indebtedness existed at the disbursement of the funds which created the indebtedness; and (z) except as may be disclosed in the books and records of Community Bank relating to its loans, Community Bank has made no affirmative or negative oral or written commitments which would materially impair the enforcement of any of Community Bank's loans.

          (ii) The allowance for loan losses reflected in CBES's statement of financial condition at June 30, 2002 (unaudited) was, and the allowance for loan losses shown on the balance sheets in CBES's Reports for periods ending after June 30, 2002 (unaudited) will be, in the opinion of management, adequate to provide for losses inherent in CBES's loan portfolio.

          (iii) CBES's Disclosure Letter sets forth a true and complete listing, as of June 30, 2002, of (A) all loans, leases, advances, credit enhancements, guarantees, other extensions of credit, commitments and interest-bearing assets of CBES and its Subsidiaries (collectively, "Loans") that have been classified (whether regulatory or internal) as "Special Mention,"
"Substandard," "Doubtful," "Loss" or words of similar import, listed by category, including the amounts thereof; (B) Loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on a non-accrual status, (3) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (4) where a specific reserve allocation exists in connection therewith, listed by category, including the amounts thereof; and (C) Loans with any director, executive officer or five percent or greater stockholder of CBES or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, including the amounts thereof. To the knowledge of CBES, neither CBES nor any of its Subsidiaries is a party to any Loan that is in violation of any law, regulation or rule of any Governmental Entity. Any asset of CBES or any of its Subsidiaries that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of CBES or any of its Subsidiaries is listed in CBES's Disclosure Letter and is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     (s) Anti-takeover Provisions Inapplicable. CBES and its Subsidiaries have taken all actions required to exempt CBES, NASB Holding, NASB Bank, Acquisition Sub, the Agreement and the Merger from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price,"
"moratorium," "control share acquisition" or similar laws or regulations.

     (t) Charter Provisions. CBES and its Subsidiaries have taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any person under the certificate of incorporation, bylaws, or other governing instruments of CBES or any of its Subsidiaries or restrict or impair the ability of NASB Bank or any of its Subsidiaries or Affiliates to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of CBES or any of its Subsidaries that may be directly or indirectly acquired or controlled by it.

     (u) Material Interests of Certain Persons. No officer or director or 5% stockholder of CBES, or any "associate" (as such term is defined in Rule
12b-2 promulgated under the Exchange Act) of any such officer or director or stockholder, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of CBES or any of its Subsidiaries. CBES's Disclosure Letter describes all transactions in which any current officer, or director, or Affiliate or Subsidiary thereof, directly or indirectly, has borrowed from, loaned to, supplied or provided goods or services to, purchased assets from, sold assets to, or done business in any manner with CBES or Community Bank or is a party to any agreement with CBES or Community Bank, and all transactions known to management in which any current 5% stockholder or employee of CBES or Community Bank, or any Affiliate or Subsidiary thereof, directly of indirectly, has borrowed from, loaned to, supplied or provided goods or services to, purchased assets from, sold assets to, or done business in any manner with CBES or Community Bank or is a party to any agreement with CBES or Community Bank.

     (v) Insurance. CBES's Disclosure Letter contains a complete list of all insurance policies of CBES and its Subsidiaries presently in effect. In the opinion of management, CBES and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.
All of the insurance policies and bonds maintained by CBES and its Subsidiaries are in full force and effect, CBES and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. CBES and its Subsidiaries have received no notice from any insurance carrier that (i) any insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policies of insurance will be substantially increased.

     (w)   Investment Securities; Derivatives.

          (i) Except for investments in Federal Home Loan Bank ("FHLB") Stock, pledges to secure FHLB borrowings, pledges to secure deposits and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business, and restrictions that exist for securities to be classified as "held to maturity," none of the investments held by CBES or any of its Subsidiaries as of the date of this Agreement is, or will be at Closing, subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

          (ii) Except (x) as set forth in CBES's Disclosure Letter, (y) as disclosed in CBES's Reports filed on or prior to the date of this Agreement, or
(z) for adjustable-rate mortgage loans and adjustable-rate advances, neither CBES nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (a) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (b) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

     (x) Credit Card Issuing Agreement. Neither CBES nor Community bank has any credit card agreement which would prevent NASB Bank from soliciting Community Bank's customers to accept a credit card issued by or on behalf of NASB Bank or an Affiliate of NASB Bank.

     (y) Indemnification. Except (i) as provided in the certificate of incorporation or bylaws of CBES and the similar governing documents of its Subsidiaries, or (ii) as set forth in CBES's Disclosure Letter, neither CBES nor any Subsidiary is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of CBES and, to the best knowledge of CBES, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of CBES or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

     (z) Books and Records. The books and records of CBES and its Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     (aa) Corporate Documents. Complete and correct copies of the certificate of incorporation, bylaws and similar governing documents of CBES and each of CBES's Subsidiaries, as in effect as of the date of this Agreement, have previously been delivered to NASB Bank. The minute books of CBES and each of CBES's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

     (bb) Community Reinvestment Act Compliance. Community Bank is in material compliance with the applicable provisions of the Community Reinvestment Act, as amended ("CRA"), and the regulations promulgated thereunder, and, as of its most recent CRA examination, Community Bank has a CRA rating of "Satisfactory" or better. To CBES's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause Community Bank to fail to comply with such provisions or cause the CRA rating of Community
Bank to fall below "Satisfactory."

     (cc) Undisclosed Liabilities. As of the date hereof, CBES and its Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the consolidated financial statements of CBES as of March 31, 2002, (ii) liabilities incurred since June 30, 2002 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on CBES and its Subsidiaries, taken as a whole, and (iii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with a proposed sale or merger of CBES.

     Section 2.4. Representations and Warranties of NASB Holding and Acquisition Sub. Subject to Sections 2.1 and 2.2, NASB Holding and Acquisition Sub represent and warrant to CBES that:

     (a)   Organization.

          (i) NASB Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is registered as a savings and loan holding company under the HOLA. NASB Bank is a stock savings association duly organized, validly existing and in good standing under the laws of the United States of America and is a wholly-owned Subsidiary of NASB Holding. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Each Subsidiary of NASB Holding is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of NASB Holding and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (ii) NASB Holding, NASB Bank, Acquisition Sub and each of their Subsidiaries have the requisite corporate power and authority and are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary.

     (b) Authority. NASB Holding and Acquisition Sub have all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the sole shareholder of Acquisition Sub and the receipt of all required regulatory or governmental approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of this Agreement by Acquisition Sub's sole shareholder, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of NASB Holding, and Acquisition Sub. This Agreement has been duly and validly executed and delivered by NASB Holding and Acquisition Sub and constitutes a valid and binding obligation of NASB Holding and Acquisition Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

     (c) Shareholder Approval. No approval of this Agreement by the shareholders of NASB Holding is required for the consummation of the Merger and the related transactions contemplated hereby. The affirmative vote of the sole shareholder of Acquisition Sub is the only vote of the sole shareholder of Acquisition Sub required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby.

     (d) No Violations; Consents. The execution, delivery and performance of this Agreement by NASB Holding and Acquisition Sub do not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which NASB Holding, Acquisition Sub or any of their respective Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation or bylaws of NASB Holding or Acquisition Sub or the similar organizational documents of any of their respective Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of NASB Holding or Acquisition Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which NASB Holding or Acquisition Sub or any of their respective Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by NASB Holding and Acquisition Sub of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, or instrument, other than (w) the approval of NASB Holding as the sole shareholder of Acquisition Sub, (x) the approval of the OTS under the HOLA, (the "Requisite Regulatory Approvals"), and (y) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of NASB Holding and Acquisition Sub know of no reason pertaining to NASB Holding or Acquisition Sub why any of the approvals referred to in this Section 2.4(d) should not be obtained without undue delay or the imposition of any material condition or restriction described in the last sentence of Section 5.1(b).

     (e)   Reports and Financial Statements.

          (i) NASB Holding and NASB Bank has timely filed all material reports and financial statements, together, with any amendments required to be made with respect thereto, that they were required to file with (a) the FDIC and (b) the OTS (collectively, the "NASB's Reports") and, to NASB Holding's knowledge, NASB Holding and NASB Bank have paid all taxes and assignments due and payable in connection therewith. As of their respective dates, none of NASB's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (ii) Each of the financial statements of NASB Bank included in NASB's Reports has been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by appropriate regulatory authorities). Each of the consolidated statements of condition contained or incorporated by reference in NASB's Reports (including in each case any related notes and schedules) fairly presented (A) the financial position of the entity or entities to which it relates as of its date and (B) the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject in the case of unaudited interim statements, to normal year-end adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein.

     (f) Absence of Certain Changes or Events. Except as disclosed in NASB's Reports filed on or prior to the date of this Agreement, no event has occurred or circumstances arisen which has had or might reasonably be expected to have a Material Adverse Effect with respect to NASB Holding.

     (g) Absence of Claims. No litigation, proceeding, controversy, claim, action or suit or other legal, administrative or arbitration proceeding before any court,

Governmental Entities or arbitrator is pending or has been threatened against NASB Holding, NASB Bank, Acquisition Sub or any of their respective Subsidiaries that would reasonably be expected to prevent or adversely affect or which seeks to prohibit the consummation of the transactions contemplated by this Agreement or which would have a Material Adverse Effect with respect to NASB Holding, NASB Bank, Acquisition Sub or their respective Subsidiaries taken as a whole.

     (h) Absence of Regulatory Actions. Neither NASB Holding, NASB Bank, Acquisition Sub nor any of their respective Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulatory Agency, or has adopted any board resolutions at the request of any Government Regulatory Agency, nor has it been advised by any Governmental Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

     (i) Compliance with Laws. NASB Holding, NASB Bank, Acquisition Sub and their respective Subsidiaries each have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit them to carry on their business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of NASB Holding, NASB Bank and Acquisition Sub, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of NASB Holding, NASB Bank and Acquisition Sub have not been conducted in violation in any material respect of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental
Entity. Neither NASB Holding, NASB Bank, Acquisition Sub nor any of their respective Subsidiaries is in material violation of, is, to the knowledge of NASB Holding or Acquisition Sub, under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

     (j) Community Reinvestment Act Compliance. NASB Bank, and each Subsidiary of NASB Holding that is an insured depository institution, is in material compliance with the applicable provisions of CRA, and the regulations promulgated thereunder, and, as of its most recent CRA examination, NASB
Bank, and each Subsidiary of NASB Holding that is an insured depository institution, has a CRA rating of "Satisfactory" or better. To the knowledge of NASB Holding, there is no fact or circumstance or set of facts or circumstances that would cause NASB Bank, or any Subsidiary of NASB Holding that is an insured depository institution, to fail to comply with such provisions or cause the CRA rating of NASB Bank, or any Subsidiary of NASB Holding that is an insured depository institution to fall below
"Satisfactory." Neither NASB Holding, NASB Bank nor Acquisition Sub has received notice of or has knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

     (k) Fees. Neither NASB Holding, NASB Bank, Acquisition Sub nor any of their respective Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for NASB Holding, NASB Bank or any of their respective Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

     (l) Availability of Funds. No later than the Closing Date, NASB Holding will have available sufficient cash or other liquid assets or financing pursuant to binding arrangements or commitments which may be used to fund this transaction. NASB Holding's ability to consummate the transactions contemplated by this Agreement is not contingent on raising any equity capital, obtaining specific financing thereof, consent of any lender or any other matter.

     (m) Pro Forma Capital Requirements. NASB Bank is, and on a pro forma basis giving effect for the transactions contemplated by this Agreement and any financing/capital injection contemplated by NASB Bank will be (i) at least "Adequately Capitalized," as defined for purposes of the FDIA and (ii) in compliance with all capital requirements, standards and ratios required by each state or federal regulator with jurisdiction over NASB Bank, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it will, condition any of the regulatory approvals upon an additional increase in NASB Bank's capital or compliance with any capital requirement

     (n) Anti-Trust. NASB Holding has no knowledge that it will be required to divest deposit liabilities, branches, loans or any business or line of business as a condition to the receipt of any of the Regulatory Approvals.

                                  ARTICLE III

                     Actions and Conduct Pending the Merger
                     --------------------------------------

     Section 3.1. Regulatory Application. Within thirty (30) days of the date of this Agreement, NASB Holding or Acquisition Sub will file applications with OTS to merge Acquisition Sub with and into CBES.

     Section 3.2. Conduct of CBES's Business Prior to the Effective Date. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Date, CBES shall, and shall cause its Subsidiaries to, use all reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of CBES or NASB Holding, NASB Bank or Acquisition Sub to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of CBES, Community Bank, NASB Holding or Acquisition Sub to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on CBES or Community Bank, (vi) maintain insurance in such amounts and against such risks and losses as are customary for companies engaged in a similar business, (vii) confer on a regular and frequent basis with one or more representatives of NASB Holding to discuss, subject to applicable law, material operational matters and the general status of the ongoing operations of CBES and its Subsidiaries, (viii) promptly notify NASB Holding of any material change in its business, properties, assets, condition (financial or otherwise) or results of operations, and (ix) promptly provide NASB Holding with copies of all filings made by CBES or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Without limiting the foregoing covenants, unless the prior written consent of NASB Holding shall have been obtained, and except as otherwise expressly contemplated in this Agreement, CBES shall, and shall cause each of its Subsidiaries to:

     (a) Board Observers. Permit, at any time after the execution of this Agreement, two representatives of NASB Bank to attend CBES's and Community Bank's board of directors' meetings and all Board committee meetings as observers only and shall give NASB Bank notice of all such meetings concurrently with the giving of notice to other directors and committee members; provided, however, that such observers will not be entitled to attend the portions of any meetings that relate to any deliberation of the transactions contemplated by this Agreement or meetings with attorneys on other matters who recommend that such observers not be present in order to preserve the attorney-client privilege.

     (b) Loan Policies. Reserve against, place on non-accrual, and charge off loans and other assets as losses are recognized or future losses become apparent, in accordance with Community Bank's past practices, which Community Bank warrants and represents are in compliance in all material respects with all applicable laws and regulations and have not been criticized in any past examinations or audits, while maintaining a loan loss reserve of at least
..75% of total loans outstanding;

     (c) Tax Returns. Prepare, execute and file, on or before the due date thereof if prior to the Effective Date, all federal, state and local tax returns required of CBES or Community Bank with respect to its operations for any period ending before the Effective Date and will pay the appropriate tax. In addition, prior to the Effective Date, CBES shall file, and shall cause each of its Subsidiaries to file, all amended federal, state and local tax returns necessary to carry back any tax losses incurred by CBES or any of its Subsidiaries to the extent permitted by law for the purpose of obtaining all available tax refunds.

     (d) Customer Notice. Assist NASB Holding in drafting and preparing for mailing a notice, the form and content of which shall be established by mutual agreement of NASB Holding and CBES, to all Community Bank's deposit and loan customers, notifying them of the sale of CBES to NASB Holding. The notice shall be mailed by NASB Holding after all Requisite Regulatory Approvals and Stockholders Approvals have been obtained but no later than thirtieth day prior to the date agreed upon by NASB Holding and CBES pursuant to Section 6.1 for the data processing conversion.

     (e) Copies of Reports. Furnish to NASB Holding, until the Effective Date, true and complete copies of the following information within five days after preparation or receipt:

          (i) Monthly financial statements prepared with respect to CBES and Community Bank;

          (ii) Daily statements of Community Bank beginning on the date of the final regulatory approval of the transactions contemplated by this Agreement and continuing through the Effective Date;

          (iii) Community Bank's Reports of Condition and Income to regulatory authorities at the close of business of each calendar quarter;

          (iv)  Community Bank's internal watch and problem loan reports;

          (v) Any and all board reports prepared for the use of Community Bank's board of directors or any board committee (other than those portions of any report which pertain to this Agreement or is privileged information);

          (vi) Any reports submitted to Community Bank by independent certified public accountants in connection with an examination of Community Bank's financial statements;

          (vii) Notice of all actions, suits, and proceedings before any court or Governmental Entity, commission, board, bureau, agency, or instrumentality affecting CBES or Community Bank;

          (viii) Any notices or communications received from any savings and loan regulatory body with respect to the affairs or operations of CBES or Community Bank; and

          (ix) Any additional information reasonably requested by NASB Holding for completion of any applications for regulatory approval of the transactions contemplated by this Agreement.

     (f) Liquidation Account. Cause Community Bank to establish and maintain on its books a true and complete record of those deposit accounts, including names of depositors, which would have liquidation rights by reason of the conversion of Community Bank from mutual to stock form of organization.

     (g) Adjusted Stockholders' Equity. Take all efforts necessary to reduce expenses and maintain the Stockholders' Equity of CBES, consolidated with all of its Subsidiaries, at the close of business on the day prior to the Effective Date, at an amount equal to or greater than $13,900,000 after taking into account the adjustments described below ("Adjusted Stockholders' Equity"). If the Adjusted Stockholders' Equity is less than $13,900,000 but greater than or equal to $13,500,000, the Merger Consideration shall be adjusted as provided for in Section 1.2(a) hereof. If the Adjusted Stockholders' Equity is less than $13,500,000, NASB Holding shall have the right to either (i) terminate the Agreement pursuant to Section 7.1(g) hereof or (ii) consummate the Merger and provide the holders of CBES Common Stock with a cash payment of $17.05 per share. Such Adjusted Stockholders' Equity shall be determined according to GAAP as it is applied to savings and loan associations and savings and loan association holding companies and in a manner consistent with CBES's past practices with the following adjustments:

          (i) All professional fees related to the Merger, including but not limited to legal fees, investment banking fees and accounting fees, shall not be treated as a reduction to Stockholders' Equity;

          (ii) All severance payments from CBES or Community Bank to employees terminated prior to the Effective Date, including but not limited to cash severance payments pursuant to the Community Bank Severance Plan, reimbursement for Welfare Benefits (as defined in the Community Bank
Severance Plan), payment of bonuses and Welfare Benefits pursuant to the terms of Employee Bonus Agreements entered into by Community Bank and certain key officers of Community Bank, payment of accrued paid time off and extended leave as required by the Community Bank Employee Manual dated January 2001, shall not be treated as a reduction to Stockholders' Equity;

          (iii) All market value adjustments required by Statement of Financial Accounting Standards Number 115 after June 30, 2002, shall not be treated as an adjustment to Stockholders' Equity;

          (iv) If (y) Community Bank's ALLL exceeds the amount required by applicable statutes and regulations and (z) any of Community Bank's loan(s) or other real estate owned require subsequent write-down(s), Community Bank shall be allowed to treat such write-down(s) as a reduction of Community Bank's ALLL instead of a reduction to income or Stockholders' Equity, to the extent allowed by GAAP and the OTS.

          (v) All reductions in the value of loans of Community Bank requested by NASB Holding shall not be treated as a reduction to Stockholder's Equity.

          (vi) The value of all assets and leasehold improvements of the Liberty, Missouri branch of Community Bank written off of the books of Community Bank and all expenses related to the closing of the Liberty, Missouri branch of Community Bank shall not be treated as a reduction to Stockholders' Equity.

     Section 3.3. Forbearance by CBES. Without limiting the covenants set forth in Section 3.2 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental
Entity, during the period from the date of this Agreement to the Effective Date, CBES shall not, and shall not permit any of its Subsidiaries to, without the prior consent of NASB Holding:

     (a) unless required by applicable law or regulation or regulatory directive, change any provisions of the articles of incorporation or bylaws of CBES or the similar governing documents of its Subsidiaries;

     (b) authorize, issue, deliver or sell any shares of its capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock or change the terms of any of its outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of CBES except pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement, or split, combine, reclassify or adjust any shares of its capital stock or otherwise change its capitalization;

     (c) make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

     (d) other than for fair value in the ordinary course of business consistent with past practice, (i) acquire or sell, transfer, assign, mortgage, encumber or otherwise dispose of any of its material properties, leases, assets or other rights or agreements to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of CBES or (ii) cancel, release or assign any indebtedness of any such individual, corporation or other entity or (iii) permit Community Bank to waive any material right or cancel any material contract, lease, license, obligation or commitment, or permit any lien, encumbrance or charge of any material effect to attach to any of CBES's or Community Bank's assets;

     (e) except to the extent required by law or as specifically provided for in Section 4.11(i) or elsewhere herein, increase in any manner the compensation or fringe benefits of any of its employees or directors; pay bonuses to its employees or directors; pay any pension or retirement allowance not required by any existing plan or agreement to any employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any CBES Employee Plan (as defined in Section 2.3(m)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; grant or award any stock options; make any discretionary contribution to any CBES Employee Plan; hire any employee with an annual total compensation payment in excess of $30,000; or enter into any employment contract or other agreement or arrangement with any director, officer or other employee;

     (f) except as contemplated by Section 4.2, change its method of accounting as in effect at June 30, 2001, except as required by changes in GAAP as concurred in by CBES's independent auditors;

     (g) commence any litigation other than in the ordinary course of business, settle any claim, action or proceeding involving any liability of CBES or any of its Subsidiaries for money damages in excess of $25,000 or impose material restrictions upon the operations of CBES or any of its Subsidiaries;

     (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to CBES, except in satisfaction of debts previously contracted or by way of foreclosure on collateral security for any such debts;

     (i) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office, provided, however, that if prior to September 25, 2002, CBES is unable to obtain a six (6) month extension of the lease of the Liberty, Missouri branch of Community Bank, CBES shall (i) provide notice to the landlord of the Liberty, Missouri branch of Community Bank of its intent not to renew the lease and (ii) notify the OTS of its intent to close the Liberty, Missouri branch of Community Bank. Moreover, Community Bank may proceed to attempt to sell the deposits of the Liberty, Missouri branch of Community Bank to another bank or savings association at a price as agreed to by NASB Holding;

     (j)   other than investments for CBES's portfolio made in accordance with
Section 3.3(k), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

     (k) make any investment in any debt security, including mortgage-backed and mortgage-related securities, or materially restructure or change its investment securities portfolio, through purchases, sales or otherwise; provided, however, that CBES shall be permitted to invest in the following securities with final maturities no later than November 30, 2002: U.S. government and U.S. government agency securities, securities of the FHLB, or insured jumbo certificates of deposit;

     (l) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, provided, however, that if prior to

September 25, 2002, CBES is unable to obtain a six (6) month extension of the lease of the Liberty, Missouri branch of Community Bank, CBES shall (i) provide notice to the landlord of the Liberty, Missouri branch of Community Bank of its intent not to renew the lease and (ii) notify the OTS of its intent to close the Liberty, Missouri branch of Community Bank. Moreover, Community Bank may proceed to attempt to sell the deposits of the Liberty, Missouri branch of Community Bank to another bank or savings association at a price as agreed to by NASB Holding;

     (m) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing safe and sound lending and pricing practices;
(ii) loans or advances as to which CBES has a binding obligation to make such loan or advances as of the date hereof; and (iii) with respect to any loan or additional advance resulting in an aggregate indebtedness to any individual borrower of $100,000 or more for loans or advances secured by real estate or certificates of deposit held by Community Bank, $25,000 or more for loans secured by collateral other than real estate or certificates of deposit held by Community Bank or $0 or more unsecured, unless such loan has been approved in a loan committee or Board meeting of which an authorized representative of NASB Holding was given at least 24 hours written notice or oral notification and at which such representative did not object, provided, however, that renewals (or extensions) of loans of no more than six months, or one year in the case of construction loans that have been outstanding one year or less, may be made at the time such loans are due for renewal, if consistent with past practices, notwithstanding such objection if the Board of Directors or Loan and Discount Committee determines after taking into account such objection that such renewal is necessary to protect Community Bank's interest and such loan is current, is not a classified asset and is not on Community Bank's watch list;

     (n) except as provided in Section 3.3(m), extend or renew loans, or advance additional sums to a borrower whose loans, in whole or in part, have been classified or listed as special mention by any regulatory authority or included on Community Bank's watch list unless such extension, renewal or advance shall have been approved in advance by the Board of Directors of Community Bank or Community Bank's Loan and Discount Committee, and only if such extension, renewal or advance was found by such Board or Committee to be necessary in order to protect Community Bank's interests and in accordance with sound banking practices at a loan committee or Board meeting of which NASB Bank was given at least 24 hours written notice or oral notification and at which such representative did not object;

     (o) incur any additional borrowings other than short-term (six months or less) FHLB borrowings and reverse repurchase agreements at reasonable market interest rates consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of CBES or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder;

     (p) accept any deposits from any person on terms materially more favorable in any respect than those available to the general public in CBES's market area, unless such deposits are accepted in accordance with a safe and sound program or practice in existence at Community Bank prior to the date of this Agreement;

     (q) establish or impose a schedule of service charges or fees which applies charges either substantially more or substantially less than similar service charges and fees charged by other banks in CBES's market areas;

     (r) make any capital expenditures in excess of $5,000 per expenditure other than pursuant to binding commitments existing on the date hereof disclosed in the CBES Disclosure Letter and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

     (s)   organize, capitalize, lend to or otherwise invest in any Subsidiary;

     (t) elect to any senior executive office any person who is not a member of the senior executive officer team of CBES as of the date of this Agreement or elect to the Board of Directors of CBES any person who is not a member of the Board of Directors of CBES as of the date of this Agreement;

     (u) engage in any transaction that is not in the usual and ordinary course of business and consistent with past practices;

     (v)   enter into any new line of business;

     (w) take or omit to take any action that is intended or may reasonably be expected to result in any of CBES's representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or which would make any of such representations and warranties untrue or incorrect in any material respect if made anew after taking such action;

     (x) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

     (y) make, renew or increase any loan or other extension of credit, or commit to make, renew or increase any such loan or extension of credit, to any director or officer of CBES or any of its Subsidiaries, or any entity controlled, directly or indirectly, by any of the foregoing; or

     (z) agree or make any commitment to take any action that is prohibited by this Section 3.3.

     In the event that NASB Holding does not respond in writing to CBES within two (2) business days of receipt by NASB Holding of a written request for CBES to engage in any of the actions for which NASB Holding's prior written consent is required pursuant to this Section 3.3, NASB Holding shall be deemed to have consented to such action. Any request by CBES or response thereto by NASB Holding shall be made in accordance with the notice provisions of Section 9.7 and shall note that it is a request pursuant to this Section 3.3 and shall state that a failure to respond within two (2) business days shall constitute consent.

     Section 3.4. Conduct of NASB Holding's and Acquisition Sub's Businesses Prior to the Effective Date. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Date, NASB Holding and Acquisition Sub shall, and shall cause their respective Subsidiaries to, use their commercially reasonable efforts to (i) conduct their business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact their business organization, properties, leases, employees and advantageous business relationships; (iii) take no action which would materially adversely affect or delay the ability of CBES, NASB Holding, or Acquisition Sub to perform their respective covenants and agreements on a timely basis under this Agreement and (iv) take no action which would adversely affect or delay the ability of CBES, NASB Holding or Acquisition Sub to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction.

                                   ARTICLE IV

                                   Covenants
                                   ---------

     Section 4.1. Acquisition Proposals. From and after the date hereof until the termination of this Agreement, neither CBES nor Community Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by CBES or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action; provided, however, that nothing contained in this
Section 4.1 shall prohibit the Board of Directors of CBES from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written, bona fide proposal to acquire
CBES pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that (A) the Board of Directors of CBES, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of CBES to comply with its fiduciary duties to stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, CBES
(x) provides reasonable notice to NASB Holding to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in substantially the same form as the one heretofore executed by NASB Holding (except that disclosure of the person's identity will be permitted); (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) failing to make or withdrawing or modifying its recommendation if there exists an Acquisition Proposal as to which the Board of Directors of CBES has received a written opinion from its independent financial adviser that such Proposal may be superior to the Merger from a financial point-of-view to CBES's stockholders and, after consultation with independent legal counsel, the Board of Directors of CBES determines in good faith that such action is necessary for the Board of Directors of CBES to comply with its fiduciary duties to stockholders under applicable law (any such Acquisition Proposal as to which the Board of Directors has received the opinion and made the determination described in this clause (iii) being referred to herein as a "Superior Proposal"). CBES shall notify NASB Holding orally and in writing of any Acquisition Proposal (including, without limitation, the terms and conditions of any such Acquisition Proposal and the identity of the person making such Acquisition Proposal) as promptly as practicable (but, in any event, no later than 24 hours) after the receipt thereof and shall keep NASB Holding informed of the status and details of any such Acquisition Proposal.
For purposes of this Agreement, "Acquisition Proposal" shall mean a proposal to enter into or make any of the following (other than the transactions contemplated hereunder) involving CBES or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of CBES or Community Bank, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of CBES or the filing of a registration statement under the Securities Act of 1933 in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 4.2.    Certain Policies and Actions of CBES.

     (a) At the request of NASB Bank, CBES shall use reasonable efforts to cause Community Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all Requisite Regulatory Approvals and stockholder approvals are received, and after receipt of written confirmation from NASB Holding that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Date; provided, however, that CBES shall not be required to take such action more than 30 days prior to the Effective Date; and provided, further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations or, in the view of the Board of Directors of Community Bank not in the best interests of Community Bank.

     (b) CBES's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of Section 4.2(a). NASB Bank agrees to hold harmless, indemnify and defend CBES and its Subsidiaries, and their respective directors, officers and employees, for any loss, claim, liability or other damage caused by or resulting from compliance with Section 4.2(a).

     Section 4.3. Access and Information. Upon reasonable notice, CBES shall (and shall cause its Subsidiaries to) afford NASB Holding and its representatives (including, without limitation, directors, officers and employees of NASB Holding and its affiliates and counsel, accountants and other professionals retained by NASB Holding) such reasonable access during normal business hours throughout the period prior to the Effective Date to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to CBES and its Subsidiaries as NASB Holding may reasonably request; provided, however, that no investigation pursuant to this
Section 4.3 shall affect or be deemed to modify any representation or warranty made herein. CBES shall provide NASB Holding with true and complete copies of all financial and other information relating to the business or operations of CBES and its Subsidiaries that is provided to directors of CBES and Community Bank in connection with meetings of their Board of Directors or committees thereof. In furtherance, and not in limitation of the foregoing, CBES shall make available to NASB Holding all information necessary or appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger.
NASB Holding will not, and will cause its representatives not to, remove any original documents from the Premises of CBES or Community Bank or use any information obtained pursuant to this Section 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.
Subject to the requirements of applicable law, NASB Holding will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.3 unless such information (i) was already known to NASB Holding or an affiliate of NASB Holding, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to NASB Holding or an affiliate of NASB Holding from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of CBES or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies and abstracts of documents received from any other party, and all extracts of or from and materials containing information or data taken from any such document to be returned to the party that furnished the same.

     Section 4.4. Certain Filings, Consents and Arrangements. NASB Holding or Acquisition Sub shall as soon as practicable and in cooperation with CBES
(and in any event within 30 days after the date hereof) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of Governmental Entities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby, including approvals needed for the payment of any special dividends required to fund the Merger Consideration. NASB Holding or Acquisition Sub and CBES each shall provide the other and its counsel with an opportunity to review all filings, applications and notices and related correspondence and other documents and information prior to their being submitted to, and all correspondence and other documents and information received from, any governmental authority and shall provide the other with copies of all filings, applications and notices submitted to any Governmental Entity, in each case within two (2) business days after the submission or receipt thereof. NASB Holding, Acquisition Sub, CBES and Community Bank shall promptly provide all information and documents requested by any Governmental Entity in connection with any filing, application or notice filed or provided under this Section 4.4 and shall otherwise use its best efforts to obtain the requisite approvals, consents and waivers as promptly as is reasonably possible.

     Section 4.5. Anti-takeover Provisions. CBES and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt NASB Holding, Acquisition Sub, the Agreement and the Merger from any provisions of an anti-takeover nature contained in CBES's or its Subsidiaries', certificates of incorporation and bylaws and the provisions of any federal or state anti-takeover laws.

     Section 4.6. Additional Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     Section 4.7. Publicity. CBES and NASB Holding shall jointly develop a plan regarding press releases and other public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     Section 4.8. Stockholders Meeting. CBES shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of its stockholders ("Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement, the Merger and the other transactions provided for in this Agreement. CBES shall file its preliminary proxy statement with the SEC within 15 days of the receipt of its audited financial statements for the fiscal year ended June 30,

2002, provided, however, that if CBES receives its audited financial statements for the fiscal year ended June 30, 2002 prior to the date of execution of this Agreement, CBES shall file its preliminary proxy statement with the SEC within 15 days of the date of execution of this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by CBES's counsel, the Board of Directors of CBES shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (b) use all reasonable efforts to solicit such approvals. CBES may employ professional proxy solicitors to assist in contacting stockholders in connection with soliciting favorable votes on the Merger.

     Section 4.9. Proxy Statement. For the purposes of holding the Stockholders' Meeting of CBES, CBES shall prepare a proxy statement satisfying in all material respects all applicable requirements of the Exchange Act, and the rules and regulations thereunder. NASB Holding agrees to provide for inclusion in such proxy statement all information reasonably necessary to satisfy the requirements of the Exchange Act and the rules and regulations thereunder and such information shall not contain any untrue statements of a material fact or omit to state any material fact required to be stated in such proxy statement with respect to NASB Holding or its Subsidiaries or to make the statements therein with respect to NASB Holding or its Subsidiaries not misleading.

     Section 4.10. Notification of Certain Matters. Each party shall give prompt notice to the other of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Date, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect with respect to such party and its Subsidiaries taken as a whole. Each of CBES and NASB Holding shall give prompt notice to the other party of any (i) notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement and (ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to the Effective
Date or to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in all material respects.

     Section 4.11.    Employees.

     (a) All persons who are employees of Community Bank immediately prior to the Effective Date and whose employment is not specifically terminated at or prior to the Effective Date (a "Continuing Employee") shall, at the Effective Date, remain employees of Community Bank. All of the Continuing Employees shall be employed at the will of Community Bank and no contractual right to employment shall inure to such employees because of this Agreement. NASB Holding will use its best efforts to retain all of the employees of Community Bank, subject to the qualifications of such employees and the needs of NASB Holding. At any time after the receipt of the Requisite Regulatory Approvals and Stockholder approval for the transactions contemplated by this Agreement, or by mutual consent prior thereto, CBES shall (i) allow NASB Holding to conduct interviews with the existing employees of CBES and Community Bank and to communicate with the employees regarding the terms of their employment which will be in effect on or after the Effective Date and (ii) allow NASB Bank to conduct training sessions for employees of CBES and its Subsidiaries at NASB Bank's or Community Bank's facilities. All such training sessions shall be scheduled so as to have minimal impact upon the employees' performance of their normal daily duties.

     (b) Immediately following the Effective Date, each Continuing Employee shall be eligible to participate in NASB Holding's or NASB Bank's benefit plans on the same basis as a new employee of NASB Holding's or NASB Bank's (it being understood that inclusion of Continuing Employees in NASB Holding's or NASB Bank's benefit plans may occur at different times with respect to different plans). Service with CBES or its Subsidiaries shall be treated as service with NASB Holding or NASB Bank for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitation with respect to any NASB Holding or NASB
Bank "welfare benefit plan", as defined in Section 3(1) of ERISA. Each Continuing Employee shall receive credit for service with CBES or its Subsidiaries for purposes of any employee benefit plans or computing vacation pay benefits.

     (c)   CBES shall retain all existing life insurance policies owned by CBES.

     (d) CBES shall not encourage the further exercise of any CBES Options and shall advise optionees as to the payments to which they will be entitled hereunder.

     (e) Prior to September 30, 2002, Community Bank shall fund the CBES Employee Stock Ownership Plan (the "ESOP") with the scheduled contribution of Twenty Four Thousand Nine Hundred Sixty Five and 80/100 Dollars ($24,965.80) to provide the ESOP funds to pay the principal and interest due on the CBES loan to the ESOP from CBES; provided, however, that the amount of such payment from Community Bank to the ESOP may be adjusted if the total amount of scheduled interest due on the loan to CBES changes due to a variation in the adjustable interest rate of the loan; and provided, further, that if the Effective Date of the Merger occurs after December 31, 2002, Community Bank shall fund the CBES ESOP with the scheduled contribution payment necessary to provide the ESOP funds to pay the principal and interest due on the CBES loan to the ESOP from CBES.

     (f) Prior to the Effective Date, the ESOP shall be amended to state that any Merger Consideration remaining after repayment of the loan between CBES and the ESOP shall be allocated as investment earnings of the ESOP to the ESOP accounts of employees of Community Bank or any of its Subsidiaries who are ESOP participants and beneficiaries ("ESOP Participants") in accordance with the terms of the ESOP as amended with respect to such termination and as in effect on the Effective Date. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP determined as of the Effective
Date. As soon as practicable after the Effective Date, any loan between CBES and the ESOP shall be repaid in full from the Merger Consideration received by the ESOP for unallocated shares of CBES Common Stock held by the ESOP upon the conversion of such shares into cash pursuant to this Agreement. As soon as reasonably practicable after the ESOP loan has been repaid, NASB Holding shall terminate the ESOP and shall file an application for determination with the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under Section 401(a) and 4975(e)(7) of the IRC (the "Determination Letter"). As soon as reasonably practicable after the receipt of a favorable Determination Letter from the IRS, NASB Holding shall instruct the ESOP Trustee to make distributions of the benefits under the ESOP to the ESOP Participants in accordance with the provisions of the ESOP.

     (g) NASB Holding agrees to honor the terms and conditions of all Director Emeritus Agreements by and between Community Bank and certain directors of Community Bank, a copy of each of which is attached to CBES's Disclosure
Letter, and NASB Holding agrees that the benefits to be paid to each affected director shall be the amount accrued on the books and records of Community
Bank as of the last day of the calendar month preceding the Closing Date, which amount shall not be less than the amount shown in CBES's Disclosure Letter.

     (h) NASB Holding agrees to honor the terms and conditions of all Salary Continuation Agreements by and between Community Bank and certain employees of Community Bank, a copy of each of which is attached to CBES's Disclosure Letter, and NASB Holding agrees that the benefits to be paid to each affected employee shall be the amount accrued on the books and records of Community Bank as of the last day of the calendar month preceding the Closing Date, which amount shall not be less than the amount shown in CBES's Disclosure Letter.

     (i) NASB Holding agrees to honor the terms and conditions of (i) the Community Bank Severance Plan, which Severance Plan shall not be revoked, terminated, modified or amended by NASB Holding or its Subsidiaries or its successors and assigns, (ii) the Employee Bonus Agreements by and between Community Bank and certain employees of Community Bank, (iii) the Severance Agreement, as amended, by and between Dennis D. Hartman and Community Bank and (iv) the Severance Agreement , as amended, by and between Margaret E. Teegarden and Community Bank; a copy of each of which is attached to CBES's Disclosure Letter.

     Section 4.12. Indemnification. Unless prohibited by law or regulation in effect at the time a Claim (as defined below) is pending and except as provided in Section 4.12(b) below, from the Effective Date through six (6) years after the Effective Date, NASB Holding (and any successor) agrees to indemnify each director, officer and employee of CBES and Community Bank serving in such capacities as of the date of this Agreement (each, an "Indemnified Party"), from and against Indemnified Payments and Indemnified Expenses (as both terms are defined below) incurred in connection with

Claims brought against any Indemnified Party, arising out of matters existing or occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Date, provided that in the case of any Claims asserted prior to the Effective Date NASB Holding has been notified of such Claims prior to Closing. NASB Holding further agrees, subject to applicable regulatory restrictions, to advance any reasonable Indemnified Expenses to such Indemnified Party as they are from time to time incurred provided that the Indemnified Party to whom expenses are being advanced provides a written undertaking to repay such expenses if it is ultimately determined that such person is not entitled to Indemnification.

     (a)   As used herein, the foregoing terms have the following meanings:

          (i) A "Claim" is any threatened, pending or completed action, suit, investigation or proceeding (whether civil, criminal, administrative or investigative) which relates to services rendered prior to the Effective Date by an Indemnified Party on behalf of CBES or its Subsidiaries.

          (ii) "Indemnified payments" shall mean judgments, fines and amounts paid in settlement of Claims.

          (iii) "Indemnified expenses" shall mean all costs and expenses (including but not limited to attorneys' fees) actually and reasonably incurred by an Indemnified Party in connection with defending against such Claims.

     (b) NASB Holding shall not be required to indemnify any Indemnified Party from and against Indemnified expenses and/or Indemnified payments if (i) a final non-appealable order is entered by a court or administrative tribunal having jurisdiction pursuant to a Claim brought by a person other than the OTS that such Indemnified Party's conduct was knowingly fraudulent, deliberately dishonest, or willful misconduct and the Claim giving rise to the entry of such order was brought by a third party; or (ii) a final non-appealable order is issued by an administrative tribunal or court having jurisdiction pursuant to a Claim brought by the OTS or a settlement agreement is entered into between the Indemnified Party and the OTS: (x) imposing a civil money penalty against the Indemnified Party; (y) removing the Indemnified Party from office or prohibiting such person from participating in the conduct of NASB Holding; or (z) directing the Indemnified Party to cease and desist taking any of the actions set forth in Section 8(b) of the FDIA (12 U.S.C. ss. 1818(b)).

     (c) Any Indemnified Party wishing to claim indemnification under Section 4.12, must (i) upon learning of any such Claim, promptly notify NASB Holding thereof and provide to NASB Holding copies of all written materials related to the Claim and any other information related to such Claim; (ii) consent to the defense of any such Claim by competent counsel chosen by NASB Holding;
and (iii) cooperate in the defense of any such matter by offering testimony and by complying with all reasonable requests made by NASB Holding or by counsel hired by NASB Holding. NASB Holding shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such Claims against, or defenses available to, such Indemnified Party. If NASB Holding assumes the defense of any such Claim pursuant to this Section 4.12(c), NASB Holding shall not be liable to such Indemnified Party for any legal expenses of additional counsel subsequently incurred by such Indemnified Party in connection with the defense thereof.
If NASB Holding does not elect to assume such defense within thirty days from the date NASB Holding receives notice of the Claim, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and NASB Holding shall remain responsible for the reasonable fees and expenses of such counsel as set forth above.

     (d) NASB Holding shall pay all reasonable costs, including attorneys' fees and expenses, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section
4.12 to the fullest extent permitted by law. The rights of each Indemnified Party under this paragraph (d) shall be in addition to any other right of indemnification under this Section 4.12.

     (e) If NASB Holding or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of NASB Holding assume the obligations set forth in this Section 4.12.

     (f) NASB Holding shall pay up to $50,000 for premiums to provide reporting endorsement coverage under CBES's and Community Bank's current director and officer insurance policies for each director, officer and employee of CBES and Community Bank for a period of three (3) years.

     (g) The provisions of this Section 4.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and the heirs, executors, and administrators of such Indemnified Party.

     Section 4.13. Phase I and Phase II Environmental Assessments of Community Bank's Primary Banking Facility. CBES hereby agrees that NASB Holding may cause to be performed a Phase I and Phase II environmental assessment of the real property on which Community Bank's primary banking facility is located (1001 North Jesse James Road, Excelsior Springs, Missouri 64024). If as a result of such assessment it is determined that environmental clean-up costs would exceed $500,000, then NASB Holding may elect to terminate this Agreement pursuant to Section 7.1(h).

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

                                    ARTICLE V
                           Conditions to Consummation
                           --------------------------

     Section 5.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

     (a) This Agreement shall have been approved by the requisite vote of CBES's stockholders in accordance with applicable laws and regulations.

     (b) The Requisite Regulatory Approvals, the consent of the OTS and any other waivers with respect to this Agreement and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain which would not have a Material Adverse Effect (i) on CBES and its Subsidiaries taken as a whole or (ii) on NASB Holding and its Subsidiaries taken as a whole. No such approval or consent shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to NASB Holding or CBES of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (c) No party hereto shall be subject to any order, decree, ruling or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement.

     (d) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or any other transactions contemplated by this Agreement.

     (e) No litigation, claim, action, suit or other legal or administrative proceeding challenging the Merger shall be pending against any party hereto or any of their Subsidiaries, directors or officers, which in the opinion of counsel for NASB Holding is likely to result in the incurring of damages and defense costs not covered by insurance by NASB Holding or any of its Subsidiaries or by any person or persons whom NASB Holding would be required to indemnify in an aggregate amount exceeding $250,000.

     Section 5.2. Conditions to the Obligations of NASB Holding. Each of the obligations of CBES required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of CBES contained in this Agreement shall be true and correct, subject to Sections
2.1 and 2.2, as of the date of this Agreement and as of the Effective Date as though made at and as of the Effective Date (except as to any representation or warranty which specifically relates to an earlier date), and NASB Holding shall have received a certificate to the foregoing effect signed by the chief executive officer and the president of CBES.

     Section 5.3. Conditions to the Obligations of CBES. The obligations of CBES to effect the Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

     (a) Each of the obligations of NASB Holding or Acquisition Sub required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of NASB Holding or Acquisition Sub contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Date as though made at and as of the Effective Date (except as to any representation or warranty which specifically relates to an earlier date), and CBES shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of NASB Holding and Acquisition Sub.

     (b) NASB Holding shall have provided to the Exchange Agent sufficient cash to pay the aggregate Merger Consideration and CBES shall have received a certificate from the Exchange Agent to such effect.

                                   ARTICLE VI

                                 Data Processing
                                 ---------------

     Section 6.1. Sample Data. CBES shall cause Community Bank to provide to NASB Bank, a machine-readable data tape of all of Community Bank's loan and deposit accounts, together with a written description of the file, record, and field data types and formats, to allow NASB Bank to prepare for a data processing conversion, at a date prior to Closing agreed upon between NASB
Bank and CBES. Representatives of NASB Bank shall have reasonable access to Community Bank's IT staff or other pertinent personnel during normal business hours to facilitate the accurate and proper mapping or conversion of all customer accounts to NASB Bank's data processing system. If this Agreement is terminated for any reason, customer information will either be promptly returned to Community Bank or destroyed by NASB Bank at the option of Community Bank. At the request of Community Bank, NASB Holding shall cause
NASB Bank to enter into an agreement with Community Bank to ensure compliance with Section 502(b)(2) of the Gramm-Leach-Bliley Act (15 U.S.C. ss. 6802(b)(2)) and to ensure the confidentiality and security of nonpublic personal information of Community Bank's consumer customers. In addition, at the request of Community Bank, NASB Holding shall cause NASB Bank to enter into an agreement with Community Bank required to ensure that, if this Agreement is terminated, NASB Bank will not use the customer data provided to it for competitive purposes and to ensure that NASB Bank will not directly and purposefully solicit business with any of the customers included in the customer data provided by Community Bank.

     Section 6.2. Information for Check Ordering. After receipt of the Requisite Regulatory Approvals of the transactions contemplated by this Agreement, CBES shall provide to NASB Bank a machine-readable data tape of all of Community Bank's deposits, including all customer name and address information, to enable NASB Bank to begin ordering checks, deposit slips, and other transaction items for use by its customers.

     Section 6.3. Installation of Data Circuits. After the Effective Date of this Agreement, CBES shall cause Community Bank to give NASB Bank reasonable access to Community Bank's locations during normal business hours for the purposes of installing and testing data circuits and data processing equipment, provided that the location, installation, and testing of said circuits and equipment shall not be permitted to disrupt Community Bank's normal daily functions and operation. In the event that this Agreement is terminated without consummation of the planned transactions, NASB Holding shall cause NASB Bank to remove its data processing equipment and circuits within 30 days after the termination and shall repair promptly any damage done to Community Bank's property during the installation or removal, all at NASB Bank's sole expense.

                                   ARTICLE VII

                                   Termination
                                   -----------

     Section 7.1. Termination. This Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Date, either before or after any requisite stockholder approval:

     (a) by the mutual consent of NASB Holding and CBES in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

     (b) by NASB Holding or CBES, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of CBES to approve the Agreement at the Stockholder Meeting; or

     (c) by NASB Holding or CBES, by written notice to the other party, if either (i) any approval, consent or waiver of a Government Regulatory Agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

     (d) by NASB Holding or CBES, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by January 31, 2003, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

     (e) by NASB Holding or CBES (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) subject to Section 2.2(a), any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

     (f) by CBES, if the Board of Directors of CBES reasonably determines by vote of a majority of the members of its entire Board that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of CBES Common Stock then outstanding or all or substantially all of the assets of CBES constitutes a Superior
Proposal and that such proposal must be accepted in order to comply with the Board of Directors' fiduciary duties to stockholders under applicable law; provided, however, that prior to any such termination, CBES shall use its reasonable efforts to negotiate in good faith with NASB Holding to make such adjustments in the terms and conditions of this Agreement that would enable CBES to proceed with the transactions contemplated herein; or

     (g) by NASB Holding, if the Adjusted Stockholders' Equity of CBES, as defined in Section 3.2(g) hereof, is less than $13,500,000.

     (h) by NASB Holding, if the Phase I and Phase II environmental assessments permitted by Section 4.13 hereof determine that environmental clean-up costs would exceed $500,000.

     Section 7.2. Termination Fee. In the event that CBES terminates this Agreement pursuant to Section 7.1(f) and, within six (6) months after the termination of this Agreement, CBES or Community Bank enters into a definitive agreement with the person that made the Superior Proposal then CBES shall, within 10 business days following written demand by NASB Holding pay to NASB Holding $250,000 in cash.

     Section 7.3. Effect of Termination. In the event of termination of this Agreement by either NASB Holding or CBES prior to the consummation of the Merger as provided in Section 7.2, this Agreement shall forthwith become void and have no effect except (i) the obligations of the parties under Sections
4.3 (with respect to confidentiality and the return of information), 7.2 and
9.6 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII

                           Closing and Effective Date
                           --------------------------

     Section 8.1. Effective Date. The closing of the transactions contemplated hereby ("Closing") shall take place at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, Suite 2800, Kansas City, Missouri, unless another place is agreed to by NASB Bank and CBES, on a date designated by NASB Holding and CBES ("Closing Date") that is no later than fifteen (15) days following the date on which the expiration of the last applicable waiting period in connection with the notices to and the approvals of Governmental Entities shall occur and all conditions to the consummation of this Agreement are satisfied or waived or on such other date as may be agreed to by the parties. Prior to the Closing Date, CBES and Community Bank shall each execute a Certificate of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such Certificate of Merger. The date of such filing or such later effective date as specified in the Certificate of Merger is herein referred to as the "Effective Date."

     Section 8.2.    Deliveries at Closing.  Subject to the provisions of
Article V and Article VII, on the Closing Date there shall be delivered to NASB Holding and CBES the documents and instruments required to be delivered under
Article V.

                                   ARTICLE IX

                              Certain Other Matters
                              ---------------------

     Section 9.1. Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated:

           "Affiliate" means any person (a) which directly or indirectly controls, or is controlled by, or is under common control with any other person or any Subsidiary of that other person; (b) which directly or beneficially owns or controls 5% or more of any class of voting stock of another person or any Subsidiary of that other person; or (c) of which 5% or more of any class of voting stock is owned directly or beneficially by any other person or any Subsidiary of that other person.

           "Material" means material to NASB Holding or CBES (as the case may be) and its respective Subsidiaries, taken as a whole.

           "Person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

           When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

     Section 9.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Date, including Section 4.3, Section 4.11 and Section 4.12 of this Agreement, shall survive the Effective Date. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Date.

     Section 9.3. Waiver; Amendment. Prior to the Effective Date, any provision of this Agreement may be (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of CBES, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of CBES Common Stock or contravene any provision of the DGCL or the federal banking laws, rules and regulations.

     Section 9.4. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     Section 9.5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Missouri, without regard to conflicts of laws principles.

     Section 9.6. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     Section 9.7. Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

           If to CBES, to:

                     CBES Bancorp, Inc.
                     913 West Liberty Drive
                     Liberty, Missouri  64068
                     Facsimile:  (816) 415-2002
                     Attention: Mr. Paul L. Thomas

           With copies to:

                     C. Robert Monroe, Esq.
                     Stinson Morrison Hecker LLP
                     1201 Walnut Street, Suit 2800
                     Kansas City, Missouri  64106-2150
                     Facsimile:  (816) 292-2001

           If to NASB Holding or Acquisition Sub, to:

                     NASB Financial, Inc.
                     12498 South 71 Highway
                     Grandview, Missouri  64030
                     Facsimile:  (816) 316-4504
                     Attention: Mr. Keith B. Cox

           With copies to:

                     Joseph T. Porter, Jr., Esq.
                     Polsinelli Shalton & Welte, P.C.
                     Suite 1100
                     100 South 4th Street
                     St. Louis, Missouri 63102
                     Facsimile:  (314) 231-1776

     Section 9.8. Entire Agreement; etc. This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Sections 4.11 and 4.12 which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.9. Specific Performance. NASB Holding and CBES agree that the franchise value of Community Bank represents a unique asset and that the failure of either party to perform the terms of this Agreement would cause irreparable harm for which monetary damages would be totally inadequate. Therefore, either party shall be entitled to specific performance of the terms of this Agreement. Nothing contained in this Agreement, however, shall be deemed as granting to NASB Holding control over CBES or Community Bank prior to the Effective Date. Until the Requisite Regulatory Approvals and CBES's Stockholders Approvals have been received, a breach of this Agreement by either party may be remedied only by an action for money damages.

     Section 9.10. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                          NASB FINANCIAL, INC.


                          By:  /s/ Keith B. Cox
                               -------------------------------------
                               Name: Keith B. Cox
                               Title:   President


                          NASB ACQUISITION SUBSIDIARY, INC.


                          By:  /s/ Keith B. Cox
                               -------------------------------------
                               Name: Keith B. Cox
                               Title:   President


                          CBES BANCORP, INC.


                          By:  /s/ Paul L. Thomas
                               -------------------------------------
                               Name: Paul L. Thomas
                               Title:   CEO

                                    EXHIBIT A

                    ACQUISITION SUB ARTICLES OF INCORPORATION

                            ARTICLES OF INCORPORATION

                                       OF

                        NASB ACQUISITION SUBSIDIARY, INC.


      The undersigned, being a natural person of the age of eighteen (18) years or more and for the purpose of forming a corporation under The General and Business Corporation Law of Missouri, as amended, hereby adopts the following Articles of Incorporation:

                                ARTICLE I - NAME
                                ----------------

      The name of the corporation (the "Corporation") is: NASB Acquisition Subsidiary, Inc.

              ARTICLE II - REGISTERED OFFICE AND REGISTERED AGENT
              ---------------------------------------------------

      The address of its initial registered office in the State of Missouri is: 12498 S. Highway 71, Grandview, Missouri 64030. The name of its initial registered agent at such address is: Keith B. Cox.

                          ARTICLE III - CAPITAL STOCK
                          ---------------------------

          (a) The total number of shares of stock which the Corporation shall have authority to issue is thirty thousand (30,000) shares of common stock, of the par value of $1.00 per share.

          (b) No holder of any of the shares of stock of the Corporation of any class shall be entitled, as a matter of right, to subscribe for, purchase, or otherwise acquire any shares of stock of the Corporation of any class which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of stock of the Corporation of any class or for the purchase of any bonds, notes, debentures, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of stock of the Corporation of any class; and any and all of such shares, bonds, notes, debentures, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been re-acquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors, to such persons and other entities, and for such lawful consideration, and on such terms, as the Board of Directors, in its discretion, may determine, without first offering the same, or any part thereof, to any said holder of stock.

                           ARTICLE IV - INCORPORATOR
                           -------------------------

      The name and place of residence of the incorporator are: Joseph T. Porter, Jr., 1531 Country Bend Drive, St. Charles, Missouri 63303.

                             ARTICLE V - DIRECTORS
                             ---------------------

          (a) The number of directors to constitute the Board of Directors of the Corporation is one (1). Directors need not be shareholders unless the Bylaws require them to be shareholders.

          (b) At all elections of directors of the Corporation and for the purposes of all other matters upon which shareholders are entitled to vote, each shareholder shall be entitled to as many votes as shall equal the number of shams of stock held by that shareholder. No cumulative voting shall be permitted.

                             ARTICLE VI - EXISTENCE
                             ----------------------

      The Corporation is to have perpetual existence.

                             ARTICLE VII - PURPOSE
                             ---------------------

      The nature of the business or purposes to be conducted, transacted, promoted or carried on by the Corporation is:

          (a) To acquire, own, operate and manage a bank holding company, including all aspects thereof and all acts and actions incidental thereto;

          (b) To engage in any lawful act, activity or business for which corporations maybe organized under The General and Business Corporation Law of Missouri.

      In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business purposes of the Corporation.

                             ARTICLE VIII - BYLAWS
                             ---------------------

      The original Bylaws of the Corporation shall be adopted in any manner provided by law. Thereafter, the Bylaws of the Corporation may from time to time be amended or repealed, or new Bylaws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon (or, if applicable, such larger percentage of the outstanding shares of stock entitled to vote thereon as may be specified in the Bylaws), or (ii) by a majority of the full Board of Directors. Any change so made by the shareholders may thereafter be further changed by a majority of the full Board of Directors; provided, however, that the power of the Board of Directors to amend or repeal the Bylaws, or to adopt new Bylaws, (A) may be denied as to any Bylaws or portion thereof by the shareholders if, at the time of enactment, the shareholders shall so expressly provide, and (B) shall not divest the shareholders of their power, nor limit their power, to amend or repeal the Bylaws, or to adopt new Bylaws.

                     ARTICLE IX - NO SHARE HOLDER LIABILITY
                     --------------------------------------

      The  shareholders of the Corporation  shall not be personally  liable for
the  payment  or  performance  of  the  debts  or  other   obligations  of  the
Corporation.

                          ARTICLE X - INDEMNIFICATION
                          ---------------------------

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right or the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

          (d) Any indemnification under Sections (a) and (b) of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. The determination shall be made by the Baud of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if
      obtainable  a  quorum  of   disinterested   Directors   so  directs,   by
      independent legal counsel in a written opinion, or by the shareholders of the Corporation.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or an behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

          (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          (g) The Corporation may give any further indemnity, in addition to the indemnity authorized or contemplated under this Article, including Section
     (f), to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in these Articles of Incorporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the Corporation which has been adopted by a vote of the shareholders of the Corporation, and provided further than no such indemnity shall indemnify any person from or on account of such persons conduct which was finally adjudged to have been knowingly fraudulent deliberately dishonest or willful misconduct. Nothing in this Section (g) shall be deemed to limit the power of the Corporation under Section (f) of this Article to enact bylaws or to enter into agreements without shareholder adoption of the same.

          (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          (i) For the purpose of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          (j) For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

                            ARTICLE XI - AMENDMENTS
                            -----------------------

      From time to time any of the provisions of these Articles of Incorporation may be amended, altered, changed or repealed, and other provisions authorized or permitted by The General and Business Corporation Law of Missouri at the time in force may be added or inserted in the manner and at the time prescribed by such law, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

      Any person, upon becoming the owner or holder of any shares of stock or other securities issued by the Corporation, does thereby consent and agree that (i) all rights, powers, privileges, obligations or restrictions pertaining to such person or such shares or securities in any way may be altered, amended, restricted, enlarged or repealed by legislative enactments of the State of Missouri or of the United States hereinafter adopted which have reference to or affect corporations, such shares, securities, or persons and (ii) the Corporation reserves the right to transact any business of the Corporation, to alter, amend or repeal these Articles of Incorporation, or to do any other acts or things as authorized, permitted or allowed by such legislative enactments.

      IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 3rd day of September, 2002.

                               /s/ Joseph T. Porter, Jr.
                               ---------------------------------------
                               Joseph T. Porter, Jr., Incorporator

STATE OF MISSOURI         )
                          ) ss.
CITY OF ST. LOUIS         )

      I,         J. Dow, a notary  public,  do hereby  certify that on the 3rd day of September, 2002, personally appeared before me, Joseph T. Porter, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above mentioned.

                               /s/ Kathleen J. Dow
                               -------------------------------------
                               NOTARY PUBLIC


My Commission Expires:
          Kathleen J. Dow
     Notary Public - Notary Seal
         STATE OF MISSOURI
         St. Louis County
My Commission Expires: March 9, 2005
_____________________

[SEAL]

                   APPENDIX B--OPINION OF HOVDE FINANCIAL LLC

                              Hovde Financial LLC
                    INVESTMENT BANKERS & FINANCIAL ADVISORS



September 3, 2002


Board of Directors
CBES Bancorp, Inc.
1001 North Jesse James Road
Excelsior Springs, MO 64024


Dear Members of the Board:

      We understand that NASB Financial, Inc. ("NASB Holding"), a Missouri corporation, and CBES Bancorp, Inc. ("CBES"), a Delaware corporation, have entered into an Agreement and Plan of Merger (the "Agreement") dated September 3, 2002 pursuant to which CBES will merge with and into NASB Holding (the "Merger"). As set forth in Section 1.1 of the Agreement, at the
Effective Time of the Merger (as defined in the Agreement) each of the outstanding shares of CBES common stock ("CBES Common Stock"), par value $0.01 per share, shall be converted into the right to receive a cash amount equal to seventeen dollars and fifty cents ($17.50) (the "Merger Consideration"). In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the shareholders of CBES.

      Hovde Financial LLC ("Hovde"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with CBES, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement. As you are aware, in the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Hovde and their affiliates may from time to time effect transactions and hold securities of NASB Holding and CBES. As of the date hereof, no shares of either NASB Holding common stock or CBES Common Stock are owned.

      We were retained by CBES to act as its financial advisor in connection with the Merger. We will receive compensation from CBES in connection with our services, a significant portion of which is contingent upon the consummation of the Merger. CBES has agreed to indemnify us for certain liabilities arising out of our engagement.

      During the course of our engagement and for the purposes of the opinion set forth herein, we have:

     (i)   reviewed the Agreement;

     (ii)  reviewed   certain   historical   publicly   available  business and
           financial information concerning NASB Holding and CBES;

     (iii) reviewed certain internal financial statements and other financial and operating data concerning NASB Holding and CBES;

     (iv) analyzed certain financial projections prepared by the managements of CBES;

     (v) reviewed historical market prices and trading volumes for CBES Common Stock,

     (vi) reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving thrift and thrift holding companies that we considered relevant;

     (vii) analyzed  the  pro  forma   impact  of  the  Merger on  the combined
           company's  earnings  per  share,  consolidated   capitalization  and
           financial ratios;

     (viii)performed such other analyses and considered such other factors as we have deemed appropriate.

      We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

      In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by NASB Holding and CBES and in the discussions with NASB Holding and CBES management. In that regard, we have assumed that the financial forecasts, including, without limitation, the projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of NASB Holding and CBES and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances for NASB Holding and CBES are in the aggregate adequate to cover such losses. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of NASB Holding or CBES. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of NASB Holding and CBES and we were not furnished with any such evaluations or appraisals.

      We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles and that it will not qualify as a tax-free reorganization for United States federal income tax purposes. We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to NASB Holding and CBES. In rendering this opinion, we have been advised by NASB Holding and CBES and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval of the Merger and we have further assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on NASB Holding or the surviving corporation that would have a material adverse effect on NASB Holding or the contemplated benefits of the Merger. We have also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of NASB Holding or the surviving corporation after the Merger.

      Our opinion is based solely upon the information available to us, and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

      We are not expressing any opinion herein as to constitute a recommendation to any holder of CBES Common Stock as to how such holder should vote with respect to the Agreement at any meeting of holders of CBES Common Stock.

      This letter is solely for the information of the Board of Directors of CBES and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of CBES Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

      Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to the shareholders of CBES.

                          Sincerely,

                          /s/ Hovde Financial LLC
                          HOVDE FINANCIAL LLC

       APPENDIX C-- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW



TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

      APPRAISAL RIGHTS. - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264
of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected underss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                              APPENDIX D -- PROXY

                                     PROXY

                              CBES BANCORP, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
________________________________________________________________________________
                            ________________, 2002
________________________________________________________________________________

The undersigned hereby appoints Paul L. Thomas and Dennis D. Hartman, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of CBES Bancorp, Inc., which the undersigned is entitled to vote at a special meeting of stockholders, to be held at the primary location of Community Bank of Excelsior Springs, a Savings Bank, located at 1001 North Jesse James Road, Excelsior Springs, Missouri, on _____________, 2002, commencing at 9:00 a.m., local time, and at any and all adjournments thereof, as follows:

                                                          FOR   AGAINST  ABSTAIN
1.    Proposal to approve and adoption of the Agreement  [   ]   [   ]    [   ]
      and Plan of Merger dated September 5,
      2002 between NASB Financial, Inc., NASB
      Acquisition Subsidiary, Inc. and CBES
      Bancorp, Inc.


2.    In their discretion, upon such other               [   ]   [   ]    [   ]
      matters as may properly come before the
      meeting, including a proposal to adjourn or postpone the meeting for the purpose of soliciting additional proxies in favor of Proposal 1.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

________________________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.  THIS PROXY CARD WILL ALSO
BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF
COMMON STOCK OF CBES BANCORP, INC. ALLOCATED TO PARTICIPANTS UNDER THE
COMMUNITY BANK OF EXCELSIOR SPRINGS, A SAVINGS BANK, EMPLOYEE STOCK OWNERSHIP PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY
WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.
________________________________________________________________________________

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the special meeting of stockholders or at any adjournment thereof, after notification to the Secretary of CBES Bancorp, Inc. at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from CBES Bancorp, Inc. prior to the execution of this proxy of the notice of the meeting and proxy statement dated _______________, 2002.


Dated: ______________, 2002.



_________________________________



_________________________________
SIGNATURE(S) OF STOCKHOLDER(S)

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


________________________________________________________________________________
PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.

________________________________________________________________________________

                    APPENDIX E--LETTER TO ESOP PARTICIPANTS

_______________, 2002







TO:   COMMUNITY BANK OF EXCELSIOR SPRINGS, a Savings Bank
      EMPLOYEE STOCK OWNERSHIP PLAN

RE:   CBES BANCORP, INC.
      ANNUAL MEETING OF STOCKHOLDERS

As a participant in the Employee Stock Ownership Plan, you are entitled to instruct First Bankers Trust Company how to vote the shares allocated to you in this plan.

Enclosed please find a PROXY CARD, which we ask that you vote, sign, date and return to us by _______________, 2002 in the envelope provided. Your vote will remain confidential.

If you have questions, please feel free to contact me. My direct phone line is 217-228-8063.

Sincerely,



Linda Shultz
Trust Officer




                                      E-2